As filed with the Securities and Exchange Commission on May 1, 2008
Registration No. 333-137950

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 2
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Document Capture Technologies, Inc.

(Name of small business issuer in its charter)

Delaware	7372	59-3134518
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1798 Technology Drive
Suite 178
San Jose, California 95110
(408) 436-9888

(Address and telephone number of principal executive offices)

David Clark
1798 Technology Drive
Suite 178
San Jose, California 95110
(408) 436-9888

(Name, address and telephone number of agent for service)

Copies to:

Jody R. Samuels, Esq.
Richardson & Patel LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
(212) 907-6686

Approximate date of proposed sale to the public: As soon as practicable, after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

☐ Large accelerated filer	Accelerated filer ☐
☐ Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Registration Statement on Form S-1is being filed in order to update the prospectus included in this registration statement to reflect the registrant’s annual report on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on March 5, 2008. The Registrant has elected to maintain the Form SB-2 disclosure format.

DOCUMENT CAPTURE TECHNOLOGIES, INC.

825,000 Shares of Common Stock

This prospectus relates to the public offering of up to 825,000 shares of our common stock, par value $0.001 per share, for sale by the selling stockholders for their own account. These shares include up to 150,000 shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock and up to 675,000 shares of common stock issuable upon the exercise of warrants. We will pay the expenses of registering these shares.

Our common stock is quoted on the OTC Bulletin Board (“OTCBB”) under the symbol “DCMT”. On April 29, 2008, the closing sales price for the common stock on the OTCBB was $0.66 per share.

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling shareholders. See “Plan of Distribution”. The selling stockholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of their common stock under this prospectus. One of the selling shareholders is affiliated with broker-dealers.

We will not receive any of the proceeds from the sale of the shares of common stock owned by the selling stockholders, but we will receive funds from the exercise of their warrants upon exercise. Any such proceeds will be used by us for working capital and general corporate purposes. Prospective investors should read this prospectus and any amendment or supplement hereto together with additional information described under the heading “Available Information”.

Our principal executive offices are located at 1798 Technology Drive Suite 178, San Jose, California 95110. Our telephone number is (408) 436-9888.

We have also registered for resale by certain security holders concurrently up to 1,119,000 shares of our common stock pursuant to a registration statement (File No. 333-124313) that was first declared effective on July 7, 2005 and up to 650,000 shares of common stock pursuant to a registration statement (File No. 333-148726) that was first declared effective March 28, 2008.

____________________________________

An investment in the shares of our common stock being offered by this prospectus involves a high degree of risk. You should read the “Risk Factors” section beginning on page 6 before you decide to purchase any shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

____________________________________

The date of this prospectus is May 1, 2008.

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	6
Special Note Regarding Forward-Looking Statements	13
Select Consolidated Financial Data	13
Business	14
Description of Property	19
Use of Proceeds	20
Selling Stockholders	20
Plan of Distribution	22
Directors, Executive Officers, Promoters and Control Persons	25
Security Ownership of Certain Beneficial Owners and Management	27
Concurrent Offerings of our Securities	29
Description of Securities	29
Transfer Agent and Registrar	34
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	34
Management's Discussion and Analysis of Financial Condition and Results of Operations	35
Certain Relationships and Related Transactions	46
Market for Common Equity and Related Stockholder Matters	48
Executive Compensation	50
Financial Statements	F-1
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	54
Interests of Named Experts and Counsel	54
Available Information	54

You should rely only upon the information contained in this prospectus and the registration statement of which this prospectus is a part. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “Document Capture Technologies, Inc.”, “DCT”, “we”, “us”, and “our” refer and relate to Document Capture Technologies, Inc. and its consolidated subsidiaries. On June 27, 2006, we changed our name from Syscan Imaging, Inc. to Sysview Technology, Inc. On January 2, 2008, we changed our name from Sysview Technology, Inc. to Document Capture Technologies, Inc.

Our Business

We are in the business of designing, developing and delivering imaging technology solutions. Our technology is protected under multiple patents. We focus our research and development toward new deliverable and marketable technologies. We sell our products to customers throughout the world, including the United States, Canada, Europe, South America, Australia and Asia.

Our strategy includes a plan to expand our document/image-capture product line and technology while leveraging our assets in other areas of the imaging industry. We are actively shipping six groups of image-capture products. We have expanded our document/image-capture product offerings, and will continue to expand our product offerings in the future in response to the increased market demand for faster and easier-to-use products as well as increased security to meet the growing need for information protection, including identity and financial transaction protection.

During September 2007, we engaged an independent investment firm to explore and evaluate a range of strategic opportunities to enhance shareholder value, including, but not limited to, combinations, partnerships, sales or mergers of our operations or assets with another entity and/or a recapitalization. As of the date of this filing, we continue to evaluate different strategic opportunities.

During November 2007, we terminated our high definition (“HD”) display research and development efforts. All HD-related expenses, including employees and contractors, were terminated by December 31, 2007. We sold all HD-display related assets during the first quarter of 2008.

Our wholly-owned operating subsidiary, Syscan, Inc. (“SI”), was incorporated on May 1, 1995 under the laws of the State of California and is headquartered in San Jose with additional strategic offices in Arnhem (the Netherlands) and Hong Kong. Our majority stockholder is Syscan Imaging Limited, which is wholly-owned by Syscan Technology Holdings Limited. Syscan Technology Holdings Limited is a publicly-held company incorporated in Bermuda whose shares are listed on The Growth Enterprise Market of the Stock Exchange of Hong Kong Limited.

We intend to finance our operations through cash flow generated from operations, our line of credit and through funding from other sources, including debt financing and equity financing. While there can be no assurance that such sources will provide adequate funding for our operations, management believes such sources will be available to us.

Corporate Information

Our principal executive offices are located at 1798 Technology Drive Suite 178 San Jose, California 95110 and our phone number is (408) 436-9888. We maintain a Website at "http://www.docucap.com" (this is not a hyperlink, you must visit this website through an internet browser). Our Website and the information contained therein or connected thereto are not part of this prospectus.

Series B Preferred Stock Financing

On August 8, 2006, we sold $1,150,000 of our Series B Preferred Stock to accredited investors. Net proceeds from the financing were used for marketing and sales, research and development opportunities and for general working capital purposes.

The Series B Preferred Stock is convertible into shares of our common stock at a conversion price of $1.00 per share. As of April 29, 2008, 10,000 shares of Series B Preferred Stock were converted into shares of our common stock. In connection with the financing, we also issued to the selling stockholders common stock purchase warrants to purchase up to 575,000 shares of our common stock at a price equal to $1.50 per share. Starboard Capital Markets, LLC, an NASD member firm, acted as placement agent in the sale of our Series B Preferred Stock and received a cash commission of $80,000 and warrants to purchase up to 100,000 shares of our common stock at an exercise price of $1.50 per share.

We have agreed, pursuant to a registration rights agreement, to register the shares of common stock underlying the Series B Preferred Stock and warrants, and are fulfilling our agreement by filing the registration statement of which this prospectus is a part with the Securities and Exchange Commission.

The Offering

Outstanding Common Stock	Approximately 18,443,770 shares as of April 29, 2008

Common Stock Offered
Up to 825,000 shares of common stock, including up to 150,000 shares of common stock issuable upon conversion of the Series B Preferred Stock and up to 675,000 shares of common stock issuable upon the exercise of warrants, which warrants have an exercise price of $1.50 per share.

Proceeds
We will not receive any proceeds from the sale of the common stock issuable upon conversion of the Series B Preferred Stock that may be sold pursuant to this prospectus. We will, however, receive proceeds upon the exercise of the warrants which, if all such warrants are exercised in full, would be $1,012,500. The selling stockholders are under no obligation to exercise their warrants. Proceeds, if any, received from the exercise of warrants will be used for general corporate purposes.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

OTC Bulletin Board Symbol	DCMT

RISK FACTORS

An investment in our securities is extremely risky. You should carefully consider the following risks, in addition to the other information presented in this prospectus before deciding to purchase our securities. If any of the following risks actually materialize, our business and prospects could be seriously harmed, the price and value of our securities could decline and you could lose all or part of your investment.

Risks Relating to Our Business

A significant percentage of our revenue is derived from sales to a few large customers, and if we are not able to retain these customers, or they reschedule, reduce or cancel orders, or delay or default on payments, our revenues would be reduced and our financial condition and cash flows would suffer.

Sales to our 4 largest customers represented 72% and 81% of net sales during the year ended December 31, 2007 and 2006, respectively. We expect that our largest customers will continue to account for a substantial portion of our net sales for the foreseeable future. None of our customers are obligated to purchase a minimum number of our products in the aggregate or during any particular period.  We cannot provide assurance that any of our customers will continue to purchase our products at past or current levels. If we are not able to retain these customers, or they reschedule, reduce or cancel orders, or delay or default on payments, our revenues would be reduced and our financial condition and cash flows would suffer.

The Company has experienced a history of recurring operating losses and may continue to incur losses for the foreseeable future.

Our net loss attributable to common stockholders totaled $1,913,000 and $5,948,000 for the years December 31, 2007 and 2006, respectively. Our accumulated deficit as of December 31, 2007 was $30,618,000. We cannot provide assurance that we can achieve profitability in the future. Additionally, these conditions raise substantial doubt as to our ability to continue as a going concern.

We subcontract the manufacturing of our image-capture products to one company. If our manufacturer becomes unable or unwilling to provide products to us in a timely manner, we may not be able to deliver our products to customers on time, which could increase our costs, damage our reputation or result in the loss of our customers.

If our manufacturer becomes unable or unwilling to provide products to us in a timely manner, we may not be able to deliver our products to customers on time, which could increase our costs, damage our reputation or result in the loss of our customers. Although we have the right to utilize other manufacturers at any time, identifying and qualifying a new manufacturer to replace our current manufacturer could take several months. See “Certain Relationships and Related Transactions”.

We depend on a limited number of suppliers to provide the components and raw materials necessary to manufacture our products and any interruption in the availability of these components and raw materials used in our product could reduce our revenues.

Although many alternative suppliers exist, we rely on a single or limited number of suppliers for many of the significant components and raw materials required to manufacture our document/image-capture products. This reliance leads to a number of significant risks, including:

•	Unavailability of materials and interruptions in delivery of components and raw materials from our suppliers;
•	Manufacturing delays caused by such unavailability or interruptions in delivery; and
•	Fluctuations in the quality and the price of components and raw materials.

We do not have any long-term or exclusive purchase commitments with any of our suppliers. Failure to maintain existing relationships with our current suppliers or to establish new supplier relationships in the future, could negatively affect our ability to obtain necessary components and raw materials in a timely manner. If we are unable to obtain ample supply of materials from our existing suppliers or alternative supply sources, we may be unable to satisfy our customers' orders, which could reduce our revenues and adversely affect relationships with our customers.

Our executive officers and key personnel are critical to our business and the loss of their services could adversely affect our business.

Our success depends to a significant degree upon the continuing contributions of our key executive officers and managers. Although we have employment agreements with most of these individuals, we cannot guarantee that we can retain these individuals. In addition, we have not obtained “key man” life insurance on the lives of any of the members of our management team.

There is intense competition for qualified personnel in the areas in which we operate and we may not be able to retain existing personnel and/or attract new qualified employees, which would adversely affect our business.

There is intense competition for qualified personnel in the areas in which we operate. The loss of existing personnel or the failure to recruit additional qualified managerial, technical and sales personnel could adversely affect our business. As we grow, we will need to attract, train and retain more employees for management, engineering, research and development, sales and marketing and support positions. And the competition for qualified employees, particularly engineers and research and development personnel, continues to be intense. Consequently, we may not be able to attract, train and retain the personnel we need to continue to offer our products to current and future customers in a cost effective manner, if at all.

Our former majority stockholder, Syscan Imaging Limited, owns and controls a significant number of the outstanding shares of our common stock and will continue to have significant ownership of our voting securities for the foreseeable future and this could have an anti-takeover effect detrimental to the interests of our stockholders.

Syscan Imaging Limited, our former majority stockholder, beneficially owns approximately 44% of our outstanding common stock as of April 29, 2008. As a result, they have the ability to control our affairs and business, including the election of directors and subject to certain limitations, approval or preclusion of fundamental corporate transactions. This concentration of ownership of our common stock may:

•	Delay or prevent a change in the control;
•	Impede a merger, consolidation, takeover or other transaction involving us; or
•	Discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company.

The authorization and issuance of “blank check” preferred stock could have an anti-takeover effect detrimental to the interests of our stockholders.

Our Certificate of Incorporation allows our board of directors to issue preferred stock with rights and preferences set by our board without further stockholder approval. Under particular circumstances, the issuance of these “blank check preferred” shares could have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for management and the board to impede the attempt by issuing blank check preferred shares, thereby diluting or impairing the voting power of the other outstanding shares of common stock and increasing the potential costs to acquire control of our Company. Our board of directors has the right to issue blank check preferred shares without first offering them to holders of our common stock, as the holders of our common stock have no preemptive rights.

We are subject to the requirements of section 404 of the Sarbanes-Oxley Act. If we are unable to timely comply with section 404 or if the costs related to compliance are significant, our profitability, stock price and results of operations and financial condition could be materially adversely affected.

We are required to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, which require us to maintain an ongoing evaluation and integration of the internal controls of our business. We were required to document and test our internal controls and certify that we are responsible for maintaining an adequate system of internal control procedures for the year ended December 31, 2007. In subsequent years, our independent registered public accounting firm will be required to opine on those internal controls and management’s assessment of those controls. In the process, we may identify areas requiring improvement, and we may have to design enhanced processes and controls to address issues identified through this review.

We evaluated our existing controls for the year ended December 31, 2007. Our Chief Executive Officer and Chief Financial Officer identified material weaknesses in our internal control over financial reporting and determined that DCT did not maintain effective internal control over financial reporting as of December 31, 2007. The identified material weaknesses did not result in material audit adjustments to our 2007 financial statements; however, uncured material weaknesses could negatively impact our financial statements for subsequent years.

We cannot be certain that we will be able to successfully complete the procedures, certification and attestation requirements of Section 404 or that our auditors will not have to report a material weakness in connection with the presentation of our financial statements. If we fail to comply with the requirements of Section 404 or if our auditors report such material weakness, the accuracy and timeliness of the filing of our annual report may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative affect on the trading price of our common stock. In addition, a material weakness in the effectiveness of our internal controls over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on our business, results of operations and financial condition.

Further, we believe that the out-of-pocket costs, the diversion of management’s attention from running the day-to-day operations and operational changes caused by the need to comply with the requirements of Section 404 of the Sarbanes-Oxley Act could be significant. If the time and costs associated with such compliance exceed our current expectations, our results of operations could be adversely affected.

Risks Related To Our Intellectual Property and Technology

Unauthorized use of our proprietary technology and intellectual property will adversely affect our business and results of operations.

Our success and competitive position depend in large part on our ability to obtain and maintain intellectual property rights to protect our products. We currently, and may in the future, rely on a combination of patents, copyrights, trademarks, service marks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect our intellectual property and proprietary rights. Unauthorized parties may attempt to copy aspects of our products or obtain, license, sell or otherwise use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and we may not be able to protect our technology from unauthorized use. Additionally, our competitors may independently develop technologies that are substantially the same or superior to ours without infringing our rights. In these cases, we would be unable to prevent our competitors from selling or licensing these similar or superior technologies. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States.

Third parties have claimed and may claim in the future that we are infringing their intellectual property, and we could be exposed to significant litigation or licensing expenses or be prevented from selling our products if such claims are successful. From time to time, we are subject to claims that we or our customers may be infringing or contributing to the infringement of the intellectual property rights of others. We may be unaware of intellectual property rights of others that may cover some of our technologies and products. If it appears necessary or desirable, we may seek licenses for these intellectual property rights. However, we may not be able to obtain licenses from some or all claimants or the terms of any offered licenses may not be acceptable to us, and we may not be able to resolve disputes without litigation. Any litigation regarding intellectual property could be costly and time-consuming and could divert the attention of our management and key personnel from our business operations. In the event of a claim of intellectual property infringement, we may be required to enter into costly royalty or license agreements. Third parties claiming intellectual property infringement may be able to obtain injunctive or other equitable relief that could effectively block our ability to develop and sell our products.

Risks Relating To Our Common Stock

The stock market in general has experienced volatility that often has been unrelated to the operating performance of listed companies. These broad fluctuations may be the result of unscrupulous practices that may adversely affect the price of our stock, regardless of our operating performance.

Shareholders should be aware that, according to SEC Release No. 34-29093 dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

The limited prior public market and trading market may cause possible volatility in our stock price.

To date, there has only been a limited public market for our securities and there can be no assurance that we can attain an active trading market for our securities. Our common stock trades on the OTC Bulletin Board (“OTCBB”), which is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than the national securities exchanges. Quotes for securities quoted on the OTCBB are not listed in the financial sections of newspapers as are those for the national securities exchanges. Moreover, in recent years, the overall market for securities has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. The trading price of our common stock is expected to be subject to significant fluctuations including, but not limited to, the following:

•	Quarterly variations in operating results and achievement of key business metrics;
•	Changes in earnings estimates by securities analysts, if any;
•	Any differences between reported results and securities analysts’ published or unpublished expectations;
•	Announcements of new products by us or our competitors;
•	Market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors;
•	Demand for our products;
•	Shares sold pursuant to Rule 144 or upon exercise of warrants and options or conversion of Series B Convertible Preferred Stock; and
•	General economic or stock market conditions unrelated to our operating performance.

These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our common stock.

The OTCBB is a quotation system, not an issuer listing service, market or exchange. Therefore, buying and selling stock on the OTCBB is not as efficient as buying and selling stock through an exchange. As a result, it may be difficult for you to sell your common stock or you may not be able to sell your common stock for an optimum trading price.

The OTCBB executes trades and quotations using a manual process and cannot guarantee the market information for securities. In some instances, quote information, or even firm quotes, may not be available. The OTCBB’s manual execution process may delay order processing and as a result, a limit order may fail to execute or a market order may execute at a significantly different price due to intervening price fluctuations. Trade execution, execution reporting and legal trade confirmation delivery may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

OTCBB securities are frequent targets of fraud or market manipulation. Not only because of their generally low price, but also because the OTCBB reporting requirements for these securities are less stringent than for listed or Nasdaq traded securities, and no exchange requirements are imposed. Dealers may dominate the market and set prices that are not based on competitive forces. Individuals or groups may create fraudulent markets and control the sudden, sharp increase of price and trading volume and the equally sudden collapse of the market price for shares of our common stock.

When fewer shares of a security are being traded on the OTCBB, the security’s market price may become increasingly volatile and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes of our common stock, there may be a lower likelihood that one's orders for our common stock will be executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of one's order entry.

Orders for OTCBB securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. As mentioned earlier in this document, the OTCBB executes trades using a manual process, which could cause delays in order processing and reporting, and could hamper one’s ability to cancel or edit one's order. Consequently, selling shares of our common stock at the optimum trading prices may be impossible.

The dealer's spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of our common stock on the OTCBB if the stock must be sold immediately. Further, purchasers of our common stock may incur an immediate "paper" loss due to the price spread. Moreover, dealers may not have a bid price for our common stock on the OTCBB. Due to the foregoing factors, demand for our common stock on the OTCBB may be decreased or eliminated.

Our common stock is considered a “penny stock”. The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

The Commission has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our shares of common stock are subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and “accredited investors”. For transactions governed by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities, must obtain the purchaser's written consent to the transaction, and must deliver to the purchaser a SEC-mandated, penny stock risk disclosure document, all prior to the purchase. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our shares of common stock and may affect the ability of investors to sell such shares of common stock in the secondary market and may affect the price at which investors can sell such shares.

Investors should be aware that the market for penny stocks has suffered in recent years from patterns of fraud and abuse, according to the Commission. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

Additional authorized shares of our common stock and preferred stock available for issuance may result in substantial dilution to our shareholders.

We are authorized to issue 50,000,000 shares of our common stock. As of April 29, 2008, there were 18,443,770 shares of common stock issued and outstanding. However, the total number of shares of our common stock issued and outstanding does not include shares reserved in anticipation of the exercise of options or warrants or the conversion of our Series B Convertible Preferred Stock (“Series B Stock”). As of April 29, 2008, we had the following common shares reserved for future issuance:

Conversion of Series B Preferred Stock	150,000
Stock options outstanding	4,967,165
Warrants outstanding	2,644,000
Total	7,761,165

The above table does not include 990,000 and 1,134,000 shares that are reserved pursuant to our 2002 Amended and Restated Stock Option Plan and our 2006 Stock Option Plan, respectively, for options that are available for future grant. To the extent that options or warrants are exercised, or the preferred stock holders elect to convert their preferred shares to common shares, the holders of our common stock will experience further dilution. In addition, in the event that any future financing should be in the form of, be convertible into or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution.

While we have no present plans to issue any shares of preferred stock other than the currently outstanding Series B Preferred Stock, our board of directors has the authority (as previously discussed), without stockholder approval, to create and issue one or more series of such preferred stock and to determine the voting, dividend and other rights of holders of such preferred stock. The above table does not include any future issuance of preferred stock. The issuance of any of such series of preferred stock will cause further dilution to holders of our common stock.

Future sales of our common stock could put downward selling pressure on our common stock, and adversely affect the per share price. There is a risk that this downward pressure may make it impossible for an investor to sell share of common stock at any reasonable price, if at all.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933 (Securities Act), subject to certain limitations. In general, Rule 144 permits the unlimited sale of securities by our stockholders that are non-affiliates that have satisfied a six month holding period and affiliates of our Company may sell within any three month period a number of securities that does not exceed 1% of our then outstanding shares of common stock. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have material adverse effect on the market price of our securities.

Limitations on director and officer liability and our indemnification of officers and directors may discourage shareholders from bringing suit against a director.

Our Certificate of Incorporation and Bylaws provide, with certain exceptions as permitted by governing Delaware law, that a director or officer shall not be personally liable to us or our shareholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on our behalf against a director. In addition, our Certificate of Incorporation and Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends. Investors seeking cash dividends should not purchase our common stock.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Delaware state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained in this prospectus constitute “forward-looking statements”. The words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “plan” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus. Neither the Private Securities Litigation Reform Act of 1995 nor Section 27A of the Securities Act of 1933, as amended, provides any protection for statements made in this prospectus.

SELECTED CONSOLIDATED FINANCIAL DATA

You should read the summary consolidated financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and the related notes included elsewhere in this prospectus. We derived the financial data as of December 31, 2007 and 2006 from our financial statements included in this report. The historical results are not necessarily indicative of the results to be expected for any future period.

	As of or for the Year Ended December 31,
(in thousands, except per share amounts)	2007	2006

Consolidated Results of Operations:
Net sales	$15,023	$12,469
Cost of sales	9,120	8,221
Gross profit	5,903	4,248
Total operating expenses	6,463	10,523
Operating loss	(560)	(6,275)
Other income (expense), net	(496)	1,079
Net loss	(1,060)	(5,199)

Preferred stock dividends and accretion of preferred stock	(853)	(749)
Loss available to common stockholders	(1,913)	(5,948)
Loss per common share, basic and diluted	$(0.09)	$(0.25)
Weighted-average shares outstanding, basic and diluted	20,420	24,105

Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,770	$1,333
Total assets	$5,793	$5,129
Long-term debt	$2,021	$-
Stockholders' equity (deficit)	$(280)	$970

BUSINESS
Overview

Document Capture Technologies, Inc. (referred to herein as "we", "us", "our", "DCT" or "Company"), a Delaware corporation, develops, designs and delivers various imaging technology solutions to all types and sizes of enterprises including governmental agencies, large corporations, small corporations, small office-home office (“SOHO”), professional practices as well as consumers (referred to herein collectively as “Enterprises”) . We are a market-leader in providing USB-powered scanning solutions to a wide variety of industries and market applications. Our patented and proprietary page-imaging devices facilitate the way information is stored, shared and managed in both business and personal use.

Syscan, Inc., our wholly-owned subsidiary, was incorporated in California in 1995 to develop and manufacture a new generation of contact image sensors (“CIS”) that are complementary metal-oxide-silicon (“CMOS”) imaging sensor devices. During the late 1990s, we established many technical milestones and were granted numerous patents for our linear imaging technology. Our patented CIS and mobile imaging scanner technology provides high quality images at extremely low power consumption levels allowing us to deliver compact scanners in a form ideally suited for laptop or desktop computer users who need a small lightweight device to scan or fax documents.

Our business model was developed and continues to evolve around intellectual property (“IP”) driven products sold primarily to original equipment manufacturers (“OEM”), private label brands and value added resellers (“VAR”). Our image scanning products can be found in a variety of applications, including but not limited to, the following:

•	Document and information management;

•	Identification card scanners;
•	Passport security scanners;
•	Bank note and check verification;
•	Business card readers;
•	Barcode scanning; and
•	Optical mark readers used in lottery terminals.

In the past ten years we have grown to be one of the largest manufacturers of page-fed scanning devices worldwide and we sell to several major brand companies including VISIONEER, PENTAX, CARDSCAN, AMBIR TECHNOLOGY, DIGIMARC, BANKSERV and OMRON. Our vertically integrated design and manufacturing business model allows our customers to introduce new products to the market quickly and efficiently.

Terminated Research and Development Efforts

In 2002, we began investigating potential transfer of areas of our image scanning technology and know-how to the enhancement of certain high definition (“HD”) display technologies. And from 2002 until November 2007, we were involved in the research and development of certain technologies related to the field of HD display. During that time, we expanded our HD display initiative through acquisition, exclusive licensing and the addition of key personnel, and we expended significant resources to develop our HD display technology. However, in November 2007, we terminated our HD display research and development efforts. All HD-related expenses, including employees and contractors, were terminated by December 31, 2007. We sold all HD-related assets during the first quarter of 2008.

Current Market Opportunities, Strategies and Products

In the past decade, information management, including how information is retrieved, stored, shared and disseminated, has become increasingly important, and in many instances critical, for all Enterprises worldwide.

Confronted by exponentially increasing information through more and more channels, Enterprises employ a variety of resources for managing information. Our document/image-capture products can help transform business-critical information from paper, faxed and electronic forms, documents and transactions into a manageable digital format. Our solutions can manage the processing of millions of forms, documents and transactions annually, converting their content into information that is usable in database, document, content and other information management systems. We believe that our document/image-capture products enable organizations to reduce operating costs, obtain higher information accuracy rates and speed processing times.

Our document/image-capture solutions offer Enterprises a cost-effective and accurate alternative to manual data entry, a traditional approach that is typically a labor intensive, time consuming and costly method of managing the input of information into the Enterprise. Organizations can utilize our solutions to capture and store information electronically, and extract the meaningful content or data in a way that preserves the data’s accuracy. As a result, we believe there is significant growth opportunity for our solutions to help simplify the way Enterprises manage information as well as other business applications.

Currently, all of our revenue is generated from sales of our document/image-capture products and is as follows (in thousands):

		Year Over Year Growth
Year Ended	Net Revenue	Dollars	Percentage
December 31, 2007	$15,023	$2,554	20%
December 31, 2006	12,469	4,621	59
December 31, 2005	7,848	1,790	30

We offer several different image scanning product groups to meet the diverse needs of our customers. Although all our products are based on the same patented and proprietary technology, our product groups vary from one another by features and configurations. Our most popular product groups include our DocketPORT and TravelScan line of products.

DocketPORT

Our DocketPORT product group is our fourth generation of compact document/image-capture devices. Specific features of this product group include:

•	High-speed Universal Serial Bus (“USB”) powered;
•	True duplex scanning capability (several models scan both sides of a two-sided document at once);
•	600 dots per inch (“DPI”) optical resolution;
•	Minimal power consumption;
•	Extremely lightweight;
•	Compliant with Restriction of Hazardous Substance (“RoHS”);
•	Internal 48-bit analog-to-digital conversion for three-color channels (red, green and blue);
•	No power adapter required; and
•	Scans any size document from business cards to legal size documents.

TravelScan

Our TravelScan products are entry-level document management products. These lightweight and convenient scanners are powered using a fixed USB cable. Our TravelScan products can be conveniently carried alongside laptops and require minimal additional work space. These products enable users to fax, email and organize all business documents with the "touch of a button." Specific features include:

•	Full-Speed USB powered;
•	300 dots per inch (“DPI”) optical resolution;
•	Minimal power consumption;
•	Extremely lightweight; and
•	RoHS and Waste Electrical and Electronic Equipment (“WEEE”) compliant.

Sales, Marketing and Distribution

Our sales and marketing efforts are designed to serve our direct customer base, rather than the end user of our products. We market and sell our products both domestically and internationally through a global network of more than 40 independent distributors and channel partners in North America, Europe and Asia. We select these independent entities based on their ability to provide effective field sales, marketing communications and technical support to our targeted markets. In addition, our products are sold through several retail and Internet-based channels.

Competition

We had several direct competitors to our document/image-capture products, in major worldwide markets (North America, Europe and Asia) during the year ended December 31, 2007. These competitors, in general, pay us a royalty fee for the use of our intellectual property. To maintain our competitive advantage we maintain a high level of investment in research and development and focus on factory efficiency allowing us to provide superior time-to-market product cycles with the goal of manufacturing and delivering products to customers virtually defect free.

We believe that our competitive strengths include:
•	Patented and proprietary-based products;
Favorable and well established reputation, experience and presence in the USB-powered document/image-capture devices market;
•	Superior customer relationships that allow us to identify and work closely with customers to meet market demands;
•	Vertical integration design and manufacturing business model which reduces the time to introduce a new or improved product to the market;
•	Broad distribution channels; and
•	Product quality and performance.

Manufacturing and Raw Material Supply

Manufacturing. We purchase the majority of our finished scanner imaging products from Syscan Lab Limited (“SLL”), a wholly-owned subsidiary of Syscan Technology Holdings Limited (“STH”), the parent company of our former majority stockholder. Our Chairman and former CEO, Darwin Hu, was formerly the CEO of STH. He resigned from STH effective December 2004. See “Certain Relationships and Related Transactions”.

We purposely limit the manufacturing of our product to SLL as this gives us better control over both the quality of our product and the price we pay for the product. We have established a pricing agreement with SLL, which is negotiated periodically. From the early stages of product design and development, DCT engineers worked closely with SLL’s production team to ensure optimal and cost effective manufacturing. The strategy of using only one subcontract manufacturer could be disadvantageous if SLL becomes unable or unwilling to provide products to us in a timely manner. If this happens, we estimate it would take us approximately six to 12 months to establish a new subcontract manufacturer. To mitigate this exposure, we provide most of the critical components and tooling required to manufacture our proprietary products.

Raw Materials. SLL purchases the raw materials, parts and components with the exception of the critical components as discussed above, which we provide. A limited number of components included in our products are obtained from a single supplier or a small group of suppliers. We have some controller chips that are sole-sourced, as they are specialized devices that can effectively control the cost of our product. We do not have any long-term or exclusive purchase commitments with any of our suppliers.

Where possible, we work with secondary suppliers to qualify additional sources of supply.  To reduce the risk associated with using a sole supplier, we attempt to maintain strategic inventories of these sole-sourced components. To date, we have been able to obtain adequate supplies of the components used in the production of our documents/image-capture products in a timely manner from existing sources.  If in the future we are unable to obtain sufficient quantities of required materials, components or subassemblies, or if such items do not meet our quality standards, delays or reductions in product shipments could occur, which could harm our business, financial condition and results of operations.

Customers

A small number of customers have historically accounted for a substantial portion of our net revenue. Sales to our four largest customers represented 72% and 81% of our net sales during the years ended December 31, 2007 and 2006, respectively. We expect that our largest customers will continue to account for a substantial portion of our net sales for the foreseeable future. Our largest customer rankings and their respective contributions to our net sales have varied and will likely continue to vary from period to period. We typically sell products pursuant to purchase orders that customers can generally defer without incurring a significant penalty. Currently we do not have agreements with any of our key customers that contain long-term commitments to purchase specified volumes of our products. We believe that maintaining and continuing to strengthen customer relationships will play an important role in maintaining our leading position in the document/image-capture market.

Intellectual Property

While the success of our business depends more on such factors as our employees’ technical expertise and innovative skills, the success of our business also relies on our ability to protect our proprietary technology. Accordingly, we seek to protect our intellectual property rights in a variety of ways. Obtaining patents on our innovative technologies is one such way.  We have multiple patents covering our document/image-capture technologies, which do not begin to expire until 2017.

Another way we seek to protect our proprietary technology and other proprietary rights is by requiring our employees and contractors to execute confidentiality and invention assignment agreements. We also rely on employee and third-party nondisclosure agreements and other intellectual property protection methods, including proprietary know-how, to protect our confidential information and our other intellectual property.

Compliance with Environmental, Health and Safety Regulations

In July 2006, the European Union (“EU”) began requiring all electronics products sold within the EU to be RoHS compliant pursuant to the European Directive 2002/95/EC as amended by European Directive 2003/108/EC(e). Beginning in January 2006, all DCT products offered were RoHS compliant.

Research and Development

We have historically devoted a significant portion of our financial resources to research and development programs, for both our current products and our future products, and we expect to continue to allocate significant resources to these efforts. Until November 2007, the majority of our research and development efforts were focused on our future HD display products. During November 2007, we terminated our HD display research and development efforts. By terminating our HD display research and development efforts, we can focus our future research and development efforts and activities and financial resources on our core revenue generating document/image-capture products.

Our research and development expenses were $2,439,000 and $3,084,000 for the years ended December 31, 2007 and 2006, respectively. To date, all research and development costs have been expensed as incurred.

Our future success will depend, in part, on our ability to anticipate changes, enhance our current products, develop and introduce new products that keep pace with technological advancements and address the increasingly sophisticated needs of our customers. We intend to continue to develop our technology and innovative products to meet customer demands.

Employees

As of April 29, 2008, we employed 13 people on a full-time basis, 12 employees were located in the United States and one employee was located in Europe. Of the total, four were in product research and development, four in sales and marketing and five in general administration. None of our employees located in the United States or internationally are represented by unions or collective bargaining agreements. We have experienced no work stoppages and believe that our employee relations are good.

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from the Commission's Website at www.sec.gov.

We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact our Corporate Secretary at 1772 Technology Drive San Jose, California 95110 or call 1-408-436-9888 ext. 207.

Additionally, many reports and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on our website at www.docucap.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website and other information that can be accessed through our website are not part of this report.

DESCRIPTION OF PROPERTY

At April 29, 2008 details of our property were as follows:

Location	Lease expiration	Total Square Footage	Primary Usage
San Jose, CA	November 2008	10,700	Corporate headquarters, research and development lab
San Jose, CA	Month to month	2,300	Inventory management and distribution
Arnhem, Netherlands	Month to month	250	Field service and sales office
Arnhem, Netherlands	Month to month	1,400	Inventory management and distribution
Schiphol , Australia	Month to month	1,100	Inventory management and distribution

We plan to reduce the square footage of leased space at our current San Jose location as a result of suspending our HD display related research and development activities. After such time, we believe our properties will be adequate for our current needs and will be sufficient to serve the needs of our operations for the foreseeable future.

We have multiple patents covering our document/image-capture technologies, which do not begin to expire until 2017.

Legal Proceedings

As of the date of this prospectus, there were no pending material legal proceedings to which we were a party and we are not aware that any were contemplated. There can be no assurance, however, that we may not from time to time be made a party to litigation in the normal course of our business, and any finding of liability imposed against us could have a material adverse effect on our financial condition, results of operations or cash flows.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock issuable upon conversion of the Series B Preferred Stock by the selling stockholders. If and when all of the warrants held by the selling stockholders are exercised, we will receive the proceeds from the exercise of those warrants. If these warrants are exercised in full, we may receive up to $1,012,500, which we intend to use for working capital and other general corporate purposes.

SELLING STOCKHOLDERS

Up to an aggregate of 825,000 shares of common stock may be offered under this prospectus consisting of up to (i) 150,000 shares of common stock issuable upon conversion of Series B Preferred Stock, and (ii) up to 675,000 shares of common stock issuable upon the exercise of warrants.

All proceeds of this offering will be received by the selling stockholders for their own account. We may receive proceeds in connection with the exercise of the warrants, the underlying shares associated with which may, in turn, be sold by the selling stockholders. As used in this prospectus, the term “selling stockholder” includes the selling stockholders listed below and their transferees, assignees, pledgees, donees or other successors.

On August 8, 2006, we consummated the sale of 11,500 shares of our Series B Preferred Stock for gross proceeds of $1,150,000. The Series B Preferred Stock is convertible, under certain conditions, into shares of our common stock at a price equal to $1.00 per share. In connection with the financing, we also issued to the purchasers of the Series B Preferred Stock common stock purchase warrants to purchase up to 575,000 shares of our common stock at a price equal to $1.50 per share. We also issued an aggregate of 100,000 warrants to Starboard Capital Markets, LLC and its affiliates, to purchase common stock at a price equal to $1.50 per share, as compensation for its services as placement agent in our Series B Preferred Stock offering. For its services as placement agent in our Series B Preferred Stock offering, Starboard Capital Markets, LLC received an eight percent (8%) cash commission (only with respect to investors introduced by Starboard) and warrants to purchase up to ten percent (10%) of the number of shares of common stock into which the Series B Preferred Stock sold in the offering (only with respect to investors introduced by Starboard) was initially convertible, at an exercise price equal to $1.50 per share. Starboard Capital Markets, LLC acquired the warrants in the ordinary course of business and at the time of its acquisition of the warrants it did not have any agreements, understandings or arrangements with any other persons, either directly or indirectly, to dispose of the warrants or the shares of common stock issuable upon exercise of the warrants.

The following table sets forth, to our knowledge, certain information about the selling stockholders as of the date of this prospectus. None of the selling stockholders, other than Starboard Capital Markets, LLC, is a registered broker-dealer.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon conversion of the note and upon exercise of the warrant held by the holder that are currently convertible or are exercisable within 60 days after the date of the table are deemed outstanding.

The percent of beneficial ownership for the selling stockholder is based on 18,443,770 shares of common stock outstanding as of the date hereof. Shares of common stock subject to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of the date hereof, are considered outstanding and beneficially owned by a selling stockholder who holds those warrants, options or other convertible securities for the purpose of computing the percentage ownership of that selling stockholder but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

The following table sets forth information as of that date regarding beneficial ownership of our common stock by each of the selling stockholders before and immediately after the offering. Actual ownership of the shares is subject to conversion of the Series B Preferred Stock and exercise of the warrants.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders.

After the date of effectiveness of the registration statement of which this prospectus is a part, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock. Information about the selling stockholders may change over time.

Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name	Position, Office or Other Material Relationship With us During Past Three Years	Number of Shares of common stock, not including shares issuable on conversion of preferred stock or warrants, Beneficially Owned	Number of Shares Represented by preferred stock and warrants, Beneficially Owned	Total Number of Shares of common stock Beneficially Owned	Number of Shares to be Offered for the Account of the Selling Stockholder	Number of Shares to be Owned after this Offering (1)	Percentage to be Beneficially Owned after this Offering (1)
Whalehaven Capital Fund (2)	None	-0-	500,000	500,000	500,000	-0-	*
Gregory Wong (3)	None	-0-	75,000	75,000	75,000	-0-	-0-
Wesley Wong (4)	None	-0-	150,000	150,000	150,000	-0-	-0-
Starboard Capital Markets, LLC (5)	(6)	-0-	100,000	100,000	100,000	-0-	*

*	Less than one percent.

(1)	Assumes that all shares of common stock offered in this prospectus will be sold.
(2)
The address for Whalehaven Capital Fund Limited is 3rd Floor, 14 Par-La-Ville Road, P.O. Box HM 1027, Hamilton HMDX Bermuda. Evan Schemenauer, Arthur Jones and Jennifer Kelly share voting and investment power over the shares held by Whalehaven Capital Fund Limited. The number of shares being registered for Whalehaven Capital Fund Limited includes 500,000 shares issuable upon the exercise of warrants. The number of shares beneficially owned also includes 200,000 shares issuable upon the exercise of warrants that are currently exercisable and were issued in connection with the purchase of the Series A Preferred Stock

(3)	The number of shares being registered for Mr. Wong includes 50,000 shares issuable upon the conversion of Series B Preferred Stock and 25,000 shares issuable upon the exercise of warrants.
(4)	The number of shares being registered for Mr. Wong includes 50,000 shares issuable upon the exercise of warrants.
(5)
Starboard Capital Markets, LLC acted as our placement agent in connection with the sale of the Series B Preferred Stock and Warrants sold by us in the Series B Preferred Stock offering. Starboard Capital Markets, LLC received the shares of our common stock in the ordinary course of their business and at the time that they received the shares of our common stock had no agreements, understandings, directly or indirectly, with any person to distribute the securities. Starboard Capital Markets, LLC’s address is One Logan Square, Suite 2650, Philadelphia, PA 19103. James Dotzman, a managing director of Starboard Capital Markets, LLC, has voting and investment control over the shares held by Starboard Capital Markets, LLC. The number of shares being registered for Starboard Capital Markets, LLC consists of 100,000 shares issuable upon the exercise of warrants. Starboard Capital Markets, LLC also beneficially owns 46,625 shares issuable upon the exercise of warrants issued in conjunction with our Series A Preferred Stock financing.

(6)	In March 2005, Starboard Capital Markets, LLC acted as placement agent in connection with our Series A Preferred Stock and Warrant offering.

The selling stockholders and we are not making any representation that any shares covered by the prospectus will or will not be offered for sale or resale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The shares offered by this prospectus may be offered from time to time by the selling stockholder named above.

PLAN OF DISTRIBUTION

We are registering shares of our common stock for resale by the selling stockholders identified in the section above entitled “Selling Stockholders”. We will receive none of the proceeds from the sale of these shares by the selling stockholders. The common stock may be sold from time to time to purchasers:

·	through the OTC Bulletin Board at prevailing market prices; or
·	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the common stock.

The selling stockholders may use any one or more of the following methods when selling shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

·	a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
·	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
·	an exchange distribution in accordance with the rules of the applicable exchange;
·	privately negotiated transactions;
·	settlement of short sales;
·	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
·	a combination of any such methods of sale;
·	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
·	any other method permitted pursuant to applicable law.

Selling stockholders may offer and sell, from time to time, the shares of our common stock covered by this prospectus. The term selling stockholders includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling stockholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares of our common stock short and redeliver the securities to close out their short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect the transaction. The selling stockholders may also loan or pledge securities to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution, may affect sales of the loaned or pledged securities pursuant to this prospectus, as supplemented or amended to reflect the transaction.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act in connection with the sales and distributions contemplated under this prospectus and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits which our selling stockholders may receive might be deemed to be underwriting compensation under the Securities Act. Because the selling stockholders may deemed to be an underwriter under Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Any profits realized by the selling stockholders and the compensation of any broker-dealer will be deemed to be underwriting discounts and commissions. One of the selling stockholders is affiliated with broker-dealers.

The selling stockholders and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934 (“Exchange Act”). The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and other participating persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular security being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. We have informed the selling stockholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Exchange Act, may apply to their sales in the market.

We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

We are paying all expenses and fees in connection with the registration of the shares. The selling stockholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of their shares.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names, ages, years elected and principal offices and positions of our current directors and executive officers as of April 29, 2008.

Name	Year First Elected As Officer or Director	Age	Office
Darwin Hu	2004	54	Chairman
William Hawkins	2004	51	Chief Operating Officer, President, Secretary and Director
David Clark	2004	40	Chief Executive Officer and Director
M. Carolyn Ellis	2007	43	Chief Financial Officer
Lawrence Liang	2004	71	Director

None of the members of the Board of Directors or executive officers of the Company are related to one another. Each year the stockholders elect the members of our Board of Directors. We do not have a standing nominating committee. There were no changes in procedures for nominating DCT directors during the year ended December 31, 2007.

DARWIN HU became our Chairman, President and Chief Executive Officer on April 2, 2004, in connection with our acquisition of Syscan, Inc. Prior thereto, Mr. Hu was the President and Chief Executive Officer of Syscan, Inc., our wholly-owned subsidiary. Effective March 1, 2008, Mr. Hu resigned as Chief Executive Officer and President of the Company, but has agreed to remain as the non-executive Chairman of the board of directors. Before joining Syscan, Inc., Mr. Hu held senior management positions at Microtek, Xerox, OKI, AVR, DEST, Olivetti and Grundig. Mr. Hu holds a bachelor's degree in Engineering Science from National Cheng-Kung University, Taiwan, and a master's degree in Computer Science and Engineering from California State University, Chico, California USA.

WILLIAM HAWKINS became our Chief Operating Officer and Secretary on April 2, 2004, in connection with our acquisition of Syscan, Inc. On June 8, 2007 he was appointed to our board of directors. On February 26, 2008, Mr. Hawkins was appointed by our board of directors to be the President of our Company effective March 1, 2008. Mr. Hawkins has held various management positions at Syscan, Inc., the Company's wholly-owned subsidiary, since 1999, including V.P. of Sales and Marketing, President and General Manager of Syscan Imaging Group. Prior thereto, Mr. Hawkins' product focus has been primarily in the imaging systems and computer peripheral markets, including senior positions with General Electric (UK), Kaman Aerospace, British Aerospace Engineering, Gartner Research and Per Scholas. Mr. Hawkins received a bachelor's degree in physics from the University of Maryland in 1978 and an MBA from Johns Hopkins University in Management of Technology Concentration (MOT).

DAVID CLARK has been our Senior Vice President of Business Development and a director since July 15, 2004 and our Chief Investment Officer since September 2007. On February 26, 2008, Mr. Clark was appointed by our board of directors to be the Chief Executive Officer of our company effective March 1, 2008. Also on February 26, 2008, Mr. Clark tendered his resignation as Chief Investment Officer effective March 1, 2008. In July 2005, Mr. Clark was appointed President of Sysview Technology, Inc., our wholly owned subsidiary. From October 2003 to July 2004 Mr. Clark was President of Nautical Vision, Inc. a market specific image display company where he created and implemented the company's business plan which involved product sourcing, sales and marketing and general management. From June 2001 to October 2003, Mr. Clark actively invested in and consulted to a diverse group of companies in addition to being involved in residential development. Mr. Clark was President and CEO of Homebytes.com from November 1998 to May of 2001. Prior thereto Mr. Clark was the head of distribution and a director of Take Two Interactive (Nasdaq:TTWO) which was a result of TTWO's acquisition of Inventory Management Systems, Inc. (I.M.S.I.), of which Mr. Clark was a co-founder and President. Prior to founding I.M.S.I., Mr. Clark held various management positions with Acclaim Entertainment (Nasdaq:AKLM), and the Imagesoft division of SONY Music (NYSE:SNE). Mr. Clark received a B.S. in Business from the State University of New York at Binghamton in 1990.

M. CAROLYN ELLIS was appointed our Chief Financial Officer on November 1, 2007. Ms. Ellis has been an independent contractor to the Company since April 2006 in charge of and supervising our financial reporting obligations. Prior to her work with the Company, Ms. Ellis served as a director, secretary and treasurer of Knovative, Inc., a telecommunications research and development company that she co-founded in 2003 and where she remains a member of the board of directors today. From April 2000 until July 2003, Ms. Ellis served as the Vice President of Finance for Correlant Communications, a company in the telecommunications industry. Ms. Ellis has been a certified public accountant since 1989. She earned a bachelor's degree in economics and accounting from Hendrix College in 1986 and a master's degree in business administration from the University of New Mexico in 1994.

LAWRENCE LIANG has been a director since April 2, 2004. Mr. Liang serves as an "independent director" as defined by Nasdaq Rule 4200(a)(15). Since 1984 Mr. Liang has been the President and Vice President of Genoa Systems Corporation, a graphics company that developed the flicker free and true color technologies in the late 1980's, the President of Telecom Marketing, a marketing consultant for telecommunications infrastructure, and the President of Cwaves Technology, a wireless LAN/WAN company. From 1967 to 1978, Mr. Liang worked for IBM's Technology Component Division to help develop semiconductor products and RISC CPU Instruction sets. From1978 to 1982 Mr. Liang worked in IBM's Disk Drive division in Silicon Valley where he held various management positions. Mr. Liang holds a master's degree in Applied Mathematics from the City University of New York.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past five years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against any business or property of such person or any business of which he or she was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of  competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board of Directors Meetings and Subcommittees

Meetings

Our Board of Directors did not hold any meetings during the fiscal year ended December 31, 2007. All board actions were completed through unanimous written consents.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 29, 2008, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for: (i) each person known by us to own beneficially more than five (5%) percent of our outstanding common stock, (ii) each of our officers and directors, and (iii) all of our officers and directors as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon conversion of the note and upon exercise of the warrant held by the holder that are currently convertible or are exercisable within 60 days after the date of the table are deemed outstanding. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by them. As of April 29, 2008 there were approximately 18,443,770 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned (1)	Percentage of Common Shares Beneficially Owned
Syscan Imaging Limited (2) Unit C, 21st Floor, 9-23 Shell Street North Point , Hong Kong	8,173,514	44.3%
Basso Capital Management, L.P. (3) 1266 East Main Street, 4th Floor, Stamford, Connecticut 06902	1,633,606	8.8
Directors and Executive Officers: c/o Document Capture Technologies, Inc 1772 Technology Drive San Jose, CA 95110
Darwin Hu (4)	1,865,517	9.4
William Hawkins(5)	1,265,517	6.6
David Clark(6)	1,110,142	5.8
M. Carolyn Ellis(7)	-	*
Lawrence Liang(8)	53,333	*
All directors and executive officers as a group (consisting of 5 persons)	4,294,509	20.2

* Less than one percent.

(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) The sole shareholder of Syscan Imaging Limited is Syscan Technology Holdings Limited (“STH”), a publicly-held company whose shares are listed on The Growth Enterprise Market of the Stock Exchange of Hong Kong Limited.

(3) Basso Capital Management L.P. (“BCM”) is the investment manager of Basso Private Opportunities Holding Fund Ltd. (“Private Opportunities Holding Fund”), Basso Fund Ltd. (“Basso Fund”) and Basso Multi-Strategy Holding Fund Ltd. (“Multi Strategy Holding Fund”). Basso GP, LLC (“Basso GP”) is the general partner of BCM. The controlling persons of Basso GP are Howard Fischer, Philip Platek, John Lepore and Dwight Nelson (“Controlling Persons”). The principal business address for each of BCM, Basso GP and each Controlling Person is 1266 East Main Street, 4th Floor, Stamford, Connecticut 06902. The principal business address of each of Private Opportunities Holding Fund, Basso Fund and Multi-Strategy Holding Fund is c/o M&C Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies. Private Opportunities Holding Fund owns 282,341 shares of common stock. Basso Fund owns 1,673 shares of common stock. Multi-Strategy Holding Fund owns 1,004,592 shares of common stock. BCM, as the investment manager of Private Opportunities Holding Fund, Basso Fund and Multi-Strategy Holding Fund, is deemed to beneficially own the 1,288,606 shares of Common Stock beneficially owned by them. Basso GP, as the general partner of BCM, is deemed to beneficially own the 1,288,606 shares of common stock beneficially owned by BCM. Each Controlling Person, in his capacity as a controlling person of Basso GP, is deemed to beneficially own the 1,288,606 shares of common stock beneficially owned by Basso GP.

In addition to the 1,288,606 shares of common stock beneficially owned (i) Multi-Strategy Holding Fund owns warrants exercisable for 292,500 shares of common stock and (ii) Private Opportunities Holding Fund owns warrants exercisable for 82,500 shares of common stock. However, in accordance with Rule 13d-4 under the Securities Exchange Act of 1934, as amended, the number of shares of common stock into which the warrants held by Multi-Strategy Holding Fund and Private Opportunities Holding Fund are exercisable are limited pursuant to the terms of the warrants to that number of shares of common stock which would result in an aggregate beneficial ownership of 4.99% of the total issued and outstanding shares of common stock (the “Ownership Limitation”). The beneficial owners disclaim beneficial ownership of any and all shares of common stock issuable upon exercise of the warrants if such exercise would cause the aggregate beneficial ownership to exceed or remain above the Ownership Limitation (as is currently the case).

(4) Includes (i) 500,000 shares of common stock and (ii) 1,365,517 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 183,333 shares of common stock underlying options that are not exercisable within the next 60 days.

(5) Includes (i) 400,000 shares of common stock and (ii) 865,517 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 133,333 shares of common stock underlying options that are not exercisable within the next 60 days.

(6) Includes (i) 500,010 shares of common stock and (ii) 610,132 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 133,333 shares of common stock underlying options that are not exercisable within the next 60 days.

(7) Does not include 150,000 shares of common stock underlying options that are not exercisable within the next 60 days.

(8) Includes 53,333 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 26,667 shares of common stock underlying options that are not exercisable within the next 60 days.

CONCURRENT OFFERING OF COMMON STOCK

On August 7, 2005, our registration statement on Form SB-2 (File No. 333-124313) was declared effective by the SEC. That prospectus relates to the resale of up to 1,119,000 shares of our common stock issued in a private placement to accredited investors and consists of:

•	932,500 shares of common stock issuable upon the exercise of the common stock purchase warrants issued to the purchasers in the private placement; and

•	186,500 shares of common stock issuable upon the exercise of the common stock purchase warrants issued to the placement agent in the private placement.

On March 28, 2008, our registration statement on Form S-1 was declared effective by the SEC. That prospectus relates to the resale of up to 650,000 shares of common stock issued pursuant to a loan agreement to accredited investors and consists of:

•	650,000 shares of common stock issuable upon exercise of common stock purchase warrants.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Delaware law.

Our authorized capital stock consists of 50,000,000 shares of common stock, and 2,000,000 shares of blank-check preferred stock, 60,000 of which have been designated Series A Preferred Stock and 30,000 of which have been designated Series B Preferred Stock. As of the date of this prospectus, our outstanding capital stock consists of approximately 18,443,770 shares of common stock and 1,500 shares of Series B Preferred Stock, $0.001 par value. These figures do not include securities to be issued pursuant to our Amended and Restated 2002 Stock Option Plan or our 2006 Stock Option Plan.

Common Stock

As of the date of this prospectus, we have 18,443,770 shares of common stock outstanding, held of record by approximately 370 stockholders. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferential rights with respect to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.

Our common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

We have authorized 2,000,000 shares of preferred stock, of which an aggregate of 60,000 have been designated Series A Preferred Stock, of which none are outstanding as of the date of this prospectus, and 30,000 have been designated Series B Preferred Stock, of which 1,500 are outstanding as of the date of this prospectus. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights, of the holders of common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock. Notwithstanding the broad discretion granted to our board of directors with respect to designating the terms and conditions of any series of preferred stock, our board of directors has agreed to refrain from issuing shares of preferred stock, unless such designation and issuance are approved by a majority of our directors who do not have an interest in the transactions and who have access to and consulted with (at our expense) our counsel or counsel of their choosing.

Series A 5% Cumulative Convertible Preferred Stock (“Series A Preferred Stock”)

In March 2005, we sold an aggregate of 18,650 shares of our Series A Preferred Stock, all of which have been converted into shares of our common stock as of April 29, 2008. The material terms of our Series A Preferred Stock are described below:

In March 2005, we sold an aggregate of 18,650 shares of our Series A Preferred Stock, all of which have been converted into shares of our common stock as of April 29, 2008. The material terms of our Series A Preferred Stock are described below:

Conversion Rights. All or any portion of the stated value of the Series A Preferred Stock outstanding was convertible into common stock at anytime by the purchasers. The initial fixed conversion price of the preferred stock was $1.00 per share (“Series A Preferred Stock Conversion Price”). The Series A Preferred Stock Conversion Price was subject to anti-dilution protection adjustments, on a full ratchet basis, at anytime that the preferred stock is outstanding and prior to the effective date of the registration statement required to be filed pursuant to the Series A Preferred Stock registration rights agreement, upon our issuance of additional shares of common stock, or securities convertible into common stock, at a price that is less than the then Series A Preferred Stock Conversion Price.

Dividends. The Series A Preferred Stock accrued dividends at a rate of five percent per year, payable semiannually on July 1 and January 1 in cash, by accretion of the stated value or in shares of common stock. Subject to certain terms and conditions, the decision whether to accrete dividends to the stated value of the Preferred Stock or to pay for dividends in cash or in shares of common stock, was at our discretion. We paid all dividends in shares of common stock.

Redemption. On March 15, 2008 (the “Series A Preferred Stock Redemption Date”), all of the outstanding Series A Preferred Stock was redeemed for a per share redemption price equal to the stated value on the Series A Preferred Stock Redemption Date (the “Series A Preferred Stock Redemption Price”). The Series A Preferred Stock Redemption Price was paid by us in shares of common stock. The shares of common stock delivered to the purchasers were valued at 85% of the fifteen-day volume weighted average price of the common stock on the Series A Preferred Stock Redemption Date.

Right to Compel Conversion. If, on any date after March 15, 2006, (A) the closing market price per share of our common stock for ten consecutive trading days equals at least $4.00 (subject to adjustment for certain events), and (B) the average reported daily trading volume during such ten-day period equals or exceeds 100,000 shares, we had the right, at our option, to convert, all, but not less than all, of the outstanding shares of Series A Preferred Stock at the Series A Preferred Stock Conversion Price; provided that there was an effective registration statement covering the resale of the shares of common stock underlying the preferred stock at all times during such 10-day period and during the 30-day notice period to the holders thereof.

Restrictions on Conversion. No holder of our Series A Preferred Stock was entitled to receive shares upon payment of dividends on the Series A Preferred Stock, or upon conversion of the Series A Preferred Stock held by such holder if such receipt would cause such holder to be deemed to beneficially own in excess of 4.999% of the outstanding shares of our common stock on the date of issuance of such shares (such provision may be waived by such holder upon 61 days prior written notice to us). In addition, no individual holder was entitled to receive shares upon payment of dividends on the Series A Preferred Stock, or upon conversion of the Series A Preferred Stock held by such holder if such receipt would cause such holder to be deemed to beneficially own in excess of 9.999% of the outstanding shares of our common stock on the date of issuance of such shares (such provision may be waived by such holder upon 61 days prior written notice to us).

Registration Rights. In connection with the issuance of Series A Preferred Stock, we executed a registration rights agreement with the purchasers thereof under which the weagreed to register the common shares underlying the Series A Stock and related warrants. The agreement provides for liquidated damages in the event the registration statement is not maintained continuously effective for a period of two years following the March 15, 2005 closing date. The liquidated damages total an amount equal to one percent (pro-rated for partial months) of the purchase price of the Series A Preferred Stock for each thirty day period effectiveness of a registration statement is not maintained and two percent for each thirty day period the registration statement did not remain effective.

Right of First Refusal. Subject to certain conditions, we granted holders of our Series A Preferred Stock holders a right of first refusal, for one year from the effective date of the registration statement required to be filed in connection with the purchase of the Series A Preferred Stock, to participate in any subsequent financing that we conduct.

Voting Rights. Holders of the Series A Preferred Stock had no voting rights. However, so long as any shares of Series A Preferred Stock were outstanding, we agreed we wouldn’t, without the affirmative vote of the holders of a majority of the shares of the Series A Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation senior to or otherwise pari passu with the Series A Preferred Stock, (c) amend our certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the holders of the Series A Preferred Stock, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

Liquidation Preference. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary (a “Liquidation”), the holders of the Series A Preferred Stock were entitled to receive out of our assets, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the stated value per share before any distribution or payment shall be made to the holders of any of our securities with rights junior to the Series A Preferred Stock, and if our assets were insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock would have been distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Anti-dilution. Holders of Series A Preferred Stock had standard anti-dilution protection for splits, dividends, subdivisions, distributions, reclassifications and combinations of our common stock.

Series B Convertible Preferred Stock (“Series B Preferred Stock”)

In August 2006, we sold an aggregate of 11,500 shares of our Series B Preferred Stock, 10,000 of which have been converted into 1,000,000 shares of our common stock as of April 14, 2008. The material terms of our Series B Preferred Stock are described below:

Conversion Rights. All or any portion of the stated value of Series B Preferred Stock outstanding may be converted into common stock at anytime by the Investors. The initial fixed conversion price of the Series B Preferred Stock is $1.00 per share (“Series B Preferred Stock Conversion Price”). The Series B Preferred Stock Conversion Price was subject to anti-dilution protection adjustments, on a full ratchet basis, until twelve months from the effective date of the registration statement that was required to be filed pursuant to the Series B Preferred Stock registration rights agreement. The Series B Preferred Stock registration statement was declared effective by the SEC on January 18, 2007.

Redemption. On August 7, 2009 (the “Series B Preferred Stock Redemption Date”), all of the outstanding Series B Preferred Stock shall be redeemed for a per share redemption price equal to the stated value on the Series B Preferred Stock Redemption Date (the “Series B Preferred Stock Redemption Price”). The Series B Preferred Stock Redemption Price is payable by the Company in cash or in shares of Common Stock at the Company’s discretion and shall be paid within five trading days after the Series B Preferred Stock Redemption Date. In the event the Company elects to pay all or some of the Series B Preferred Stock Redemption Price in shares of common stock, the shares of common stock to be delivered to the Investors shall be valued at 85% of the fifteen-day volume weighted average price of the common stock on the Series B Preferred Stock Redemption Date.

Right to Compel Conversion. If, on any date after August 7, 2007, (A) the closing market price for a share of common stock for ten consecutive trading days equals at least $4.00 (subject to adjustment for certain events), and (B) the average reported daily trading volume during such ten-day period equals or exceeds 100,000 shares, then the Company shall have the right, at its option, to convert, all, but not less than all, of the outstanding shares of Series B Preferred Stock at the Series B Preferred Stock Conversion Price; provided that the related registration statement shall be effective at all times during such 10-day period and during the 30-day notice period to the Investors.

Restrictions on Conversion. No individual investor is entitled to receive shares upon conversion of the Series B Preferred Stock held by such investor if such receipt would cause such investor to be deemed to beneficially own in excess of 4.999% of the outstanding shares of our common stock on the date of issuance of such shares (such provision may be waived by such investor upon 61 days prior written notice to the Company). In addition, no individual investor is entitled to receive shares upon conversion of the Series B Preferred Stock held by such investor if such receipt would cause such investor to be deemed to beneficially own in excess of 9.999% of the outstanding shares of our Common Stock on the date of issuance of such shares (such provision may be waived by such Investor upon 61 days prior written notice to the Company).

Registration Rights. In connection with the issuance of Series B Preferred Stock, the Company executed a registration rights agreement with the purchasers thereof under which the Company agreed to register the common shares underlying the Series B Preferred Stock and related warrants. The agreement provides for liquidated damages in the event the registration statement was (i) not timely filed, (ii) not declared effective within the specified timeframe, or (iii) if the registration is suspended other than as permitted in the registration rights agreement. As previously discussed, the Series B Preferred Stock registration statement was declared effective by the SEC on January 18, 2007 and remains effective as of the date of this filing.

Right of First Refusal. Subject to certain conditions, the Company granted the investors of the Series B Preferred Stock a right of first refusal, for one year from the effective date of the registration statement that was filed in connection with this transaction, to participate in any subsequent financing that the Company conducts.

Voting Rights. Holders of the Series B Preferred Stock have no voting rights. However, so long as any shares of Series A Preferred Stock are outstanding, the Company won’t, without the affirmative vote of the holders of a majority of the shares of the Series B Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Series B Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation senior to or otherwise pari passu with the Series B Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the holders of the Series B Preferred Stock, (d) increase the authorized number of shares of Series B Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

Liquidation Preference. Upon Liquidation, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the stated value per share before any distribution or payment shall be made to the holders of any securities of the Company with rights junior to the Series B Preferred Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Warrants

As of April 29, 2008, there were outstanding warrants to purchase the following shares of our common stock:

Description	Number of shares subject to warrants	Exercise Price	Expiration Date
Warrants issued in connection with Series A Preferred Stock	186,500	$1.00	3/15/10
Warrants issued in connection with Series A Preferred Stock	932,500	2.00	3/15/10
Warrants issued in connection with Series B Preferred Stock	675,000	1.50	8/7/09
Warrants issued in connection with consulting agreement	90,000	0.65	1/1/10
Warrants issued in connection with consulting agreement	110,000	0.65	1/1/11
Warrants issued in connection with debt financing	650,000	0.60	9/26/12
Total	2,644,000

Holders of all outstanding warrants have standard anti-dilution protection for splits, dividends, subdivisions, distributions, reclassifications and combinations of our common stock.

Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, which restricts certain transactions and business combinations between a corporation and an “interested stockholder” (as defined in Section 203) owning 15% or more of the corporation’s outstanding voting stock, for a period of three years from the date the stockholder becomes an interested stockholder. Subject to certain exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of our outstanding voting stock (excluding shares held by the interested stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of the corporation’s stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain employee stock plans).

TRANSFER AGENT AND REGISTRAR

Interwest Transfer Company, Inc. is the transfer agent for our common stock. The address for Interwest Transfer Company, Inc. is 1981 East Murray Holladay Road, Salt Lake City, Utah 84117.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company.

Our bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law. Further, we maintain officer and director liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those which are not within our control.

Management's discussion and analysis of financial condition and results of operations (“MD&A”) is provided as a supplement to the accompanying consolidated financial statements and footnotes to help provide an understanding of our financial condition, changes in financial condition and results of operations. The MD&A is organized as follows:

•
Overview. This section provides a general description of the Company's business, as well as recent developments that we believe are important in understanding our results of operations as well as anticipating future trends in our operations.

•
Critical Accounting Policies. This section provides an analysis of the significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosure of contingent assets and liabilities.

•
Results of Operations. This section provides an analysis of our results of operations for the year ended December 31, 2007 (“Fiscal 2007”) compared to the year ended December 31, 2006 (“Fiscal 2006”). A brief description of certain aspects, transactions and events is provided, including related-party transactions that impact the comparability of the results being analyzed.

•	Liquidity and Capital Resources. This section provides an analysis of our financial condition as of December 31, 2007 and our cash flows for Fiscal 2007 compared to Fiscal 2006.

Overview

We are in the business of designing, developing and delivering imaging technology solutions. Our technology is protected under multiple patents. We focus our research and development toward new deliverable and marketable technologies. We sell our products to customers throughout the world, including the United States, Canada, Europe, South America, Australia and Asia.

Our strategy includes a plan to expand our document/image-capture product line and technology while leveraging our assets in other areas of the imaging industry. We are actively shipping six groups of image-capture products. We have expanded our document/image-capture product offerings, and will continue to expand our product offerings in the future in response to the increased market demand for faster and easier-to-use products as well as increased security to meet the growing need for information protection, including identity and financial transaction protection.

During September 2007, we engaged an independent investment firm to explore and evaluate a range of strategic opportunities to enhance shareholder value, including, but not limited to, combinations, partnerships, sales or mergers of our operations or assets with another entity and/or a recapitalization. As of the date of this filing, we continue to evaluate different strategic opportunities.

During November 2007, we terminated our high definition (“HD”) display research and development efforts. All HD-related expenses, including employees and contractors were terminated by December 31, 2007. We do not expect to expend any additional effort or funds to further develop and deploy our HD technology in 2008.

Critical Accounting Policies

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements, which we discuss under the heading “Results of Operations” following this section of our MD&A. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Our most critical accounting estimates include the assessment of recoverability of long-lived assets and intangible assets, which impacts operating expenses when we impair assets or accelerate their amortization or depreciation.

We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

Revenue Recognition

Revenues consist of sales of merchandise, including optical image capturing devices, modules of optical image capturing devices, optical image chips and other optoelectronic products. Revenue is recognized when the product is shipped or delivered and the risks, rewards and title of ownership have transferred to the customer. We recognize some shipping and handling fees as revenue, and the related expenses as a component of cost of sales. All internal handling charges are included with selling and marketing expense. Historically, sales returns have not been significant. As such, we do not record a reduction to revenue for estimated product returns in the same period that the related revenue is recorded.

Inventory and Warranty Reserves

We establish inventory reserves for estimated obsolescence or unmarketable inventory in an amount equal to the difference between the cost of inventory and its estimated realizable value based upon assumptions about future demand and market conditions. If actual demand and market conditions are less favorable than those projected by management, additional inventory reserves could be required. As of December 31, 2007, we had a $20,000 inventory reserve for slow-moving inventory.

Currently, we purchase the majority of our finished scanner imaging products from Syscan Lab Limited (“SLL”), a wholly-owned subsidiary of Syscan Technology Holdings Limited ("STH"), the parent company of our former majority stockholder.  SLL warrants the products it manufactures for us against defects in material and workmanship for a period of 18 months after the completion of manufacture. After such 18 month period, SLL provides product repair services for us at its customary hourly repair rate plus the cost of any parts, components or items necessary to repair the products. As a result of the product warranty provided by SLL, DCT does not record a product warranty reserve.

Related-Party Transactions

We have significant related-party transactions and agreements, which we believe have been accounted for at fair value. We utilized our best estimate of the value of these transactions and agreements. Had alternative assumptions been used, the values obtained may have been different.

Related-Party Purchases

DCT purchases the majority of its finished scanner imaging products from Syscan Lab Limited (“SLL”), a wholly-owned subsidiary of Syscan Technology Holdings Limited ("STH"), the parent company of DCT’s former majority stockholder. DCT's Chairman and former Chief Executive Officer, Darwin Hu, was formerly the Chief Executive Officer of STH. He resigned from STH effective December 2004.

Purchases from SLL totaled $8,369,000 and $8,620,000 for the years ended December 31, 2007 and 2006, respectively. All purchases from SLL were carried out in the normal course of business. As a result of these purchases, DCT was liable to SLL for $578,000 and $952,000 at December 31, 2007 and 2006, respectively.

Related-Party Loans

In the normal course of business, DCT made interest-free loans to several related parties for the purpose of purchasing capital equipment, including tooling equipment required to manufacture DCT’s product. The original loans were entered into prior to January 1, 2006. The loans totaled $2,606,000 and were fully reserved at December 31, 2006. No new loans were entered during the year ended December 31, 2007.

Intangible and Long-Lived Assets

We evaluate our intangible and long-lived assets for impairment annually or more frequently if we believe indicators of impairment exist. Significant management judgment is required during the evaluation, which includes forecasts of future operating results. The estimates we have used are consistent with the plans and estimates that we use to manage our business. It is possible, however, that the plans and estimates used may be incorrect. If our actual results, or the plans and estimates used in future impairment analyses, are lower than the original estimates used to assess the recoverability of these assets, we could incur additional impairment charges. We had no such asset impairments during Fiscal 2007.

During the fourth quarter of Fiscal 2006, we performed an annual review of our identified intangible assets. Based on this review, we reclassified our intangible assets from non-amortizing to amortizing intangible assets. As a result, we booked $555,000 of intangible asset amortization expense, which is included with research and development expenses, during the fourth quarter of Fiscal 2006. Additionally, we recorded an impairment charge of $838,000 related to our long-term investment during that same period, which was also a result of our annual review of asset impairment. For further discussion, see “Note 1: Organization and Significant Accounting Policies” and “Note 6: Intangible Assets” in the financial statements beginning on page F-1.

Income Taxes

We utilize the liability method of accounting for income taxes. Deferred income tax assets and liabilities are calculated as the difference between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

We record a valuation allowance to reduce our deferred tax assets to the amount that we believe is more likely than not to be realized. In assessing the need for a valuation allowance, we consider all positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and recent financial performance.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws themselves are subject to change as a result of changes in fiscal policy, changes in legislation, evolution of regulations and court rulings. Therefore, the actual income taxes may be materially different from our estimates. As a result of our analysis, we concluded that a full valuation allowance against our net deferred tax assets is appropriate at December 31, 2007.

Contingencies

From time to time, we are involved in disputes, litigation and other legal proceedings. We record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements, and (ii) the range of loss can be reasonably estimated. However, the actual liability in any such litigation may be materially different from our estimates, which could result in the need to record additional costs. Currently, we have no outstanding legal proceedings or claims, which require a loss contingency.

Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity

We account for our Series A 5% Cumulative Convertible Preferred Stock (“Series A Stock”) and our Series B Convertible Preferred Stock (“Series B Stock”) pursuant to SFAS 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”) and the Emerging Issues Task Force (“EITF”) Abstract 00-19, Accounting for Derivative Financial Instruments (“EITF 00-19”). Accordingly, the embedded conversion feature associated with our Series A Stock and related warrants and our Series B Stock and related warrants have been determined to be derivative instruments.

The fair value of these derivative instruments, as determined by applying the Black-Scholes valuation model, is adjusted quarterly. The Black-Scholes valuation model requires the input of highly subjective assumptions, including the expected stock price volatility. Additionally, although the Black-Scholes model meets the requirements of SFAS 133, the fair values generated by the model may not be indicative of the actual fair values of our Series A Stock and Series B Stock as our derivative instruments have characteristics significantly different from traded options.

Accounting for Certain Registration Rights Related to Warrants Issued in Connection with Debt

We account for certain warrant registration rights under EITF-00-19-2, Accounting for Registration Payment Arrangements (“EITF-00-19-2”). EITF-00-19-2 requires the contingent liability under the registration payment arrangement be included in the allocation of proceeds from the related debt financing transaction if payment is probable and can be reasonably estimated at inception. In management’s opinion, payment of the Loan Warrant registration rights contingent liability is not probable, and therefore, not reflected in our financial statements as of December 31, 2007. We will continue to evaluate the registration rights contingent liability and the probability of the occurrence of payment under the registration rights at each reporting period to determine if the liability should be reflected in our financial statements.

Stock-Based Compensation Expense

Effective January 1, 2006, we adopted SFAS 123R, Share-Based Payments (“SFAS 123R”). SFAS 123R requires all share-based payments, including grants of employee stock options and warrants, be recognized in our financial statements based on their respective grant date fair values. Under this standard, the fair value of each share-based payment award is estimated on the date of grant using an option pricing model that meets certain requirements. We currently use the Black-Scholes option pricing model to estimate the fair value of our share-based payment awards. The Black-Scholes model meets the requirements of SFAS 123R; however, the fair values generated by the model may not be indicative of the actual fair values of our awards as it does not consider certain factors important to our awards, such as continued employment, periodic vesting requirements and limited transferability.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. We use the historical volatility for our common stock as the expected volatility assumption required in the Black-Scholes model, which could be significantly different than actual volatility. The expected life of the awards is based on historical and other economic data trended into the future. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our awards. The dividend yield assumption is based on our history and expectation of dividend payouts. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Stock-based compensation expense recognized in our financial statements beginning January 1, 2006 and thereafter is based on awards that are ultimately expected to vest. We evaluate the assumptions used to value our awards on a quarterly basis. If factors change and we employ different assumptions, stock-based compensation expense may differ significantly from what we have recorded in the past. If there are any modifications or cancellations of the underlying unvested securities, we may be required to accelerate, increase or cancel any remaining unearned stock-based compensation expense. Future stock-based compensation expense and unearned stock-based compensation will increase to the extent that we grant additional equity awards to employees.

Results of Operations

The following table summarizes certain aspects of our results of operations for Fiscal 2007 compared to Fiscal 2006 (in thousands):

	Fiscal 2007	Fiscal 2006	$ Change	% Change

Net sales	$15,023	$12,469	$2,554	20%

Cost of sales	9,120	8,221	899	11
As a percentage of sales	61%	66%

Selling and marketing expense	1,349	1,240	109	9
General and administrative expense	2,675	5,361	(2,686)	(50)
Research and development expense	2,439	3,084	(645)	(21)
Impairment of long-term asset	-	838	NM	NM

Total other income (expense)	(496)	1,079	NM	NM
Dividend on 5% convertible preferred stock and accretion of preferred Stock redemption value	(853)	(749)	NM	NM

Net loss available to common Stockholders	(1,913)	(5,948)	(4,035)	(68)

NM = Not Meaningful

Net Sales

The significant increase in net sales was attributable to our shift toward selling more high-end products, including our duplex scanner, with a higher average selling price (“ASP”). Our ASP increased 17% in 2007 as compared to 2006. We expect this trend to continue in 2008.

To a lesser extent, sales increased as a result of the following:

•	Overall growth of the document/image-capture market resulting from an increased market demand for products that manage how information is retrieved, stored, shared and disseminated;
•	Increased end-user market penetration, including distribution channel expansion, by both us and our largest customers;
•	The expansion of our customer base;
•
Our more consistent market delivery of our product, which is attributable to (i) the growth of our smaller customers and less dependence on our larger customers, (ii) our management of customer demand and product delivery and (iii) our movement toward a just-in-time inventory management product delivery system;

•	Our increased use of Value Added Reseller (“VAR”) channel distributions; and
•	Overall growth in the small office home office (“SOHO”) markets, and the result of our efforts to appeal to customers in the SOHO market.

Sales to our four largest customers represented 72% and 81% of net sales during Fiscal 2007 and Fiscal 2006, respectively. We expect that our largest customers will continue to account for a substantial portion of our net sales for the foreseeable future. The identities of our largest customers and their respective contributions to our net sales have varied and will likely continue to vary from period to period.

Although we expect net sales to increase as we continue to expand our business and offer additional products in the document/image-capture market, there can be no assurance that our net sales will increase.

Cost of Sales, Including Gross Profit

Cost of sales includes all direct product costs and services related to the delivery our products, and to a lesser extent, engineering services and software royalties. Cost of sales in Fiscal 2007 as compared to Fiscal 2006 increased in absolute dollars as a result of the increased net sales during Fiscal 2007 as compared to Fiscal 2006.

Cost of sales as a percentage of net sales decreased in Fiscal 2007 as compared to Fiscal 2006 as a result of our shift toward selling more feature-rich products, which bear a higher gross margin. The decrease in our cost of sales percentage during Fiscal 2007 as compared to Fiscal 2006 was somewhat offset by the currency fluctuation between the Chinese Yuan and the U.S. dollar. As our contract manufacturer transacts business in the Chinese Yuan, the deflation of the U.S. dollar against the Chinese Yuan increased the average cost of our product. To mitigate this risk, we are implementing a hedging policy to offset any additional deflation of the U.S. dollar against the Chinese Yuan. The remaining aspects of the cost to manufacture our product remained fairly stable.

Selling and Marketing Expense

Selling and marketing expense consists primarily of compensation costs, including stock-based compensation, of employees engaged in the sales, marketing and customer account management functions. To a lesser extent, these expenses also include market development and promotional costs provided to our retail distributions channels, tradeshows, website support, warehousing, logistics and certain sales representative fees.

The increase in selling and marketing expense during Fiscal 2007 as compared to Fiscal 2006 was primarily attributable to the stock-based compensation cost (a non-cash charge) as a result of granting stock options to key employees during the first quarter of Fiscal 2007 and accounting for such option grants under SFAS 123R. See “Note 4: Employee Equity Incentive Plans” in the notes to financial statements beginning on page F-1. Stock-based compensation cost was $121,000 during Fiscal 2007 as compared to $51,000 during Fiscal 2006.

To a lesser extent, the increase for Fiscal 2007 as compared to Fiscal 2006 was attributable to our increased staff and related marketing activities to support our expanding product offerings and the addition of direct sales personnel in Europe and Asia. Although we expect sales and marketing expenses to fluctuate as a result of the timing of advertising and promotions of our various new products and stock option grants, overall we expect selling and marketing expenses to increase as we continue to expand our marketing efforts and the number of products we offer.

General and Administrative Expense

General and administrative expense consists primarily of costs associated with our executive, financial, human resources and information services functions, including stock-based compensation, facilities-related expenses and outside professional services such as legal and accounting. The decrease in general and administrative expenses during Fiscal 2007 as compared to Fiscal 2006 was primarily attributable to the following:

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A $2,606,000 allowance against amounts due from related parties as it became apparent to management during the fourth quarter of Fiscal 2006 that such parties may not have the financial resources to repay amounts due; and

•
Decreased stock-based compensation cost (a non-cash charge) as a result of granting stock options to certain executives and key employees during the first quarter of Fiscal 2007 and accounting for such option grants under SFAS 123R. Stock-based compensation cost was $794,000 during Fiscal 2007 as compared to $1,015,000 during Fiscal 2006.

The above decreases from Fiscal 2007 compared to Fiscal 2006 were somewhat offset by the following increased expenses:

•	The hiring of an outside investor relations firm to manage and enhance our investor relations function;
•	Increased personnel costs to support our expanding business and related infrastructure; and
•	Increased expenses associated with maintaining our public company status, including the costs of complying with the Sarbanes-Oxley Act.

We anticipate that general and administrative expenses will continue to increase over the long term as our business continues to grow and the costs associated with being a public company continue to increase as a result of our required reporting requirements, including but not limited to expenses incurred to comply with the Sarbanes-Oxley Act of 2002.

Research and Development Expense

Research and development expense consists primarily of salaries and related costs, including stock-based compensation costs, of employees engaged in product research, design and development activities, compliance testing, documentation, prototypes and expenses associated with transitioning the product to production. The majority of our research and development expense during all periods presented was directly attributable to our future products including our HD display products. Our HD display research and development efforts were terminated in November 2007.

The decrease during Fiscal 2007 as compared to Fiscal 2006 was primarily attributable to the following:

•	The one-time amortization of our research and development-related intangible assets that totaled $555,000 during Fiscal 2006; and
•	The decreased infrastructure costs, expensed equipment and personnel expenses as we began to terminate our HD display research and development activities in the third quarter of Fiscal 2007.

The above decreases were somewhat offset by the stock-based compensation cost (a non-cash charge) as a result of granting stock options to key employees during the first quarter of fiscal 2007 and accounting for such option grants under SFAS 123R. Stock-based compensation cost was $511,000 during Fiscal 2007 as compared to $245,000 during Fiscal 2006.

Although we plan to continue to invest in product innovation and development with respect to our document/image-capture products, management continues to assess research and development efforts, which may result in an offset to future research and development expenses.

Impairment of Long-Term Asset

Until December 2007, we owned a 16.1% equity interest in CMOS Sensor, Inc. (“CMOS”), a California corporation, principally engaged in the research and development of infrared sensors and CMOS sensors. We accounted for the investment using the cost method of accounting. As we performed our annual review of long-lived assets during Fiscal 2006, we perceived indicators of the investment’s value. As such, we recorded an impairment charge of $838,000 related to our investment in CMOS during Fiscal 2006.

As previously discussed, during December 2007, we sold our 16.1% investment in CMOS back to CMOS for $160,000. The sale was a result of refocusing our efforts and economic resources toward our core revenue generating activities. As we sold the investment for its carrying value, there was no additional impairment required during Fiscal 2007, nor was there any gain or loss associated with the transaction.

Total Other Income (Expense)

Other income (expense) for Fiscal 2007 and Fiscal 2006 was mainly attributable to the $238,000 increase and the $1,421,000 decrease, respectively, in the fair value of the liability for derivative contracts associated with our Series A Stock and related warrants and Series B Stock and related warrants. Pursuant to SFAS 133 and EITF 00-19, the increase in the fair value of the liability for derivative contracts is included as other expense in our Statement of Operations and the decrease in the fair value of the liability for derivative contracts is included as other income in our Statement of Operations.

Other income (expense) was also impacted by our increased debt, which resulted in interest expense increasing to $303,000 in Fiscal 2007 from $92,000 in Fiscal 2006. Of the $303,000 interest expense recorded in Fiscal 2007, $88,000 was non-cash interest expense attributable to amortization of debt issuance costs.

The remaining other income (expense) during Fiscal 2006 was a result of issuing our Series B Stock as follows:

•	Cash paid for issuance costs of $88,000 in connection with our offering; and
•	A non-cash charge of $173,000 representing the fair value of 100,000 warrants issued to the placement agent for the sale of the stock.

Dividend on Series A Stock and Accretion of Preferred Stock Redemption Value

During Fiscal 2007 and Fiscal 2006, accretion on our preferred stock, both Series A and Series B, totaled approximately $773,000 and $668,000, respectively. The increase in accretion of preferred stock during Fiscal 2007 as compared to Fiscal 2006 was attributable to the sale of our Series B Stock during the third quarter of Fiscal 2006. Series A Stock dividends were $81,000 for both Fiscal 2007 and Fiscal 2006.

Liquidity and Capital Resources

The following table summarizes DCT’s cash and cash equivalents, working capital and cash flows as of and for the years ended December 31, 2007 and 2006 (in thousands):

	As of or for the year ended December 31,
	2007	2006
Cash and cash equivalents	$1,770	$1,333
Working capital	3,013	2,040
Cash provided (used) by operating activities	36	(1,239)
Cash provided (used) by investing activities	93	(4)
Cash provided by financing activities	308	1,150

Operating Activities

Cash provided by operations during Fiscal 2007 was primarily a result of our $1,913,000 net loss, $2,611,000 of net non-cash expenses and accretion of Series A and Series B preferred stock redemption value, and $662,000 net cash used by changes in operating assets and liabilities. Cash used by operations during Fiscal 2006 was primarily a result of our $5,948,000 net loss, $4,789,000 of net non-cash expenses and $80,000 net cash used by changes in operating assets and liabilities.

Non-cash items included in net loss available to common shareholders for both Fiscal 2007 and Fiscal 2006 include depreciation expense, stock-based compensation cost of options, fair value of warrants issued for services rendered, change in fair value of derivative instruments and the accretion of our Series A and Series B preferred stock redemption value. Fiscal 2006 includes additional non-recurring non-cash items including impairment of long-term investment and an allowance for doubtful accounts to reserve against our related party loans as previously discussed. See “Certain Relationships and Related Transactions”.

We had no significant unusual cash outlays related to operating activities during Fiscal 2007 or Fiscal 2006. We expect future cash provided (used) by operating activities to fluctuate, primarily as a result of fluctuations in our operating results, timing of product shipments, trade receivables collections, inventory management and timing of vendor payments.

Investing Activities

During Fiscal 2007, cash provided by investing activities was attributable to the sale of our 16.1% equity interest in CMOS. As previously discussed, during December 2007, we sold our investment in CMOS back to CMOS for $160,000. The sale was a result of refocusing our efforts and economic resources toward our core revenue generating activities. Cash generated from the sale of our investment in CMOS was somewhat offset by our capital expenditures, which were primarily related to tooling equipment required to support the production of our products. During Fiscal 2006, cash used in investing activities was solely attributable to the purchase of capital.

Financing Activities

During Fiscal 2007, our financing activities consisted of (i) a $500,000 draw against our bank line of credit to meet short-term obligations, including payment on the purchase of our product, (ii) the replacement of our existing line of credit at a commercial bank with a similar line of credit at a different commercial bank, and (iii) the scheduled repayment of principal on our notes payable (as discussed in the subsequent paragraph). During Fiscal 2006, cash provided by financing activities was attributable to the $1,150,000 sale of our Series B Stock. Net proceeds of this offering after payment of related commissions, fees and other expenses were approximately $1,070,000. We used the proceeds for sales, marketing, research and development and for working capital and general corporate purposes.

Cash and Working Capital Requirements

During September 2007, we repurchased 8,000,000, or approximately 36% of the then outstanding shares, of our restricted common stock from our majority shareholder for $2,000,000 less related transaction fees. Of the $2,000,000 consideration, $500,000 was paid through our newly established credit line with a commercial bank, and the remainder was financed through a $1,500,000 loan from Montage Capital, LLC a private investment group. Additionally, we agreed that if we sell our HD display business to a certain party, specifically identified in the repurchase agreement, and receive stock of the buyer as consideration, then we will transfer a portion of that stock to the majority stockholder. We repurchased the 8,000,000 shares for the purpose of retiring the shares. Our transfer agent retired the shared during the fourth quarter of 2007. The stock repurchase enhances our strategy of engaging an independent investment firm to explore and evaluate a range of strategic opportunities to enhance shareholder value, as previously discussed.

As previously discussed, we terminated our HD display research and development efforts during November 2007. All HD-related expenses, including employees and contractors were terminated by December 31, 2007. We do not expect to expend any additional effort or funds to further develop and deploy our HD technology in 2008.

With the termination of the HD display portion of our business, our expected future expenses will decrease and be more aligned with our current and projected revenue. If we successfully re-align our expenses, of which there can be no assurance, management believes that current cash and other sources of liquidity are sufficient to fund normal operations through the next 12 months.

Contractual Obligations

The following table summarizes our contractual obligations at December 31, 2007, and the effect such obligations are expected to have on our liquidity and cash flows in future periods (in thousands):

	Total	Less Than One Year	One – Three Years	Three – Five Years

Long-term bank line of credit (1)	$2,021	$-	$2,021	$-
Series A Stock principal (2)	1,150	1,150	-	-
Series A Stock accrued dividends(2)	191	191	-	-
Term loan principal payments (3)	1,300	1,300	-	-
Term loan warrant liabilities(4)	250	250	-	-
Series B Stock principal(5)	150	-	150	-
Operating lease obligations	269	267	2	-
Consulting agreement	60	60	-	-
Total contractual cash obligations	$5,391	$3,218	$2,173	$-

(1) During September 2007, we replaced our existing $2,500,000 line of credit at a commercial bank with a similar line of credit (“LOC”) at a different commercial bank. The new LOC initial maximum available credit was $2,000,000 and increased to $3,000,000 on December 12, 2007. Borrowings under the LOC are limited to 80% of eligible accounts receivable and 40% of eligible inventory, as defined in the LOC agreement.

The LOC bears an annual interest rate of prime (7.25% at December 31, 2007) plus 1.25% for advances drawn against accounts receivables and prime plus 2.25% for advances drawn against inventory. Interest payments are due monthly and all unpaid interest and principal is due in full on September 13, 2009. Upon certain events of default, the default variable interest rate increases to prime plus 5%. As of December 31, 2007, DCT had unused borrowing capacity of $160,000 on its LOC.

(2)  On March 15, 2008 (the "Series A Stock Redemption Date"), all of our outstanding Series A Stock shall be redeemed for a per share redemption price equal to the stated value on the Series A Stock Redemption Date (the "Series A Stock Redemption Price"). The Series A Stock Redemption Price is payable by us in cash or in shares of common stock at our discretion and shall be paid within five trading days after the Series A Stock Redemption Date. In the event we elect to pay all or some of the Series A Stock Redemption Price in shares of common stock, the shares of common stock to be delivered to the purchasers shall be valued at 85% of the fifteen-day volume weighted average price of the common stock on the Series A Redemption Date.

(3)  On September 27, 2007, we entered into a $1,500,000 term loan agreement ("Loan Agreement") with Montage Capital, LLC ("Lender") and used the funds to repurchase 8,000,000 shares of our restricted common stock, as previously discussed. We granted the Lender a continuing security interest, and pledged to the Lender, all of our assets to secure payment and performance of its obligations under the Loan Agreement. The Loan Agreement and the security interest are subordinate to our LOC.

The Loan Agreement bears an annual interest rate of 15% with interest-only payments due monthly starting from initial funding through October 31, 2007. Thereafter, principal of $100,000 per month plus accrued interest is due at the end of each month through the loan’s maturity date of November 30, 2008. The remaining principal balance and accrued interest is due on the maturity date.

(4) In connection with the Loan Agreement, the Company issued warrants (“Loan Warrants”) to purchase up to 650,000 shares of our common stock at an initial exercise price of $0.60 per share. The Loan Warrants vested immediately and expire September 2012. Subsequent to the initial funding of the Loan Agreement, the warrant holders may require us to purchase the warrant for a maximum of $250,000. If any amount remains outstanding under the Loan Agreement after March 31, 2008, the warrant repurchase price increases to a maximum of $350,000.

(5)  On August 7, 2009 (the "Series B Stock Redemption Date"), all of our outstanding Series B Stock shall be redeemed for a per share redemption price equal to the stated value on the Series B Stock Redemption Date (the "Series B Stock Redemption Price"). The Series B Stock Redemption Price is payable by us in cash or in shares of common stock at our discretion and shall be paid within five trading days after the Series B Stock Redemption Date. In the event we elect to pay all or some of the Series B Stock Redemption Price in shares of common stock, the shares of common stock to be delivered to the purchasers shall be valued at 85% of the fifteen-day volume weighted average price of the common stock on the Series B Redemption Date.

Off-Balance Sheet Arrangements

At December 31, 2007, we did not have any relationship with unconsolidated entities or financial partnerships, which other companies have established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes as defined in Item 303(c)(2) of SEC Regulation S-B. Therefore, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Trends

As of December 31, 2007, to the best of our knowledge, no known trends or demands, commitments, events or uncertainties existed, which are likely to have a material effect on our liquidity, except as described in “Note 10: Commitments and Contingencies” to the financial statements beginning on page F-1.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Described below are certain transactions or series of transactions between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last three completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation”.

Manufacturing of our Product

We purchase the majority of our finished scanner imaging products from Syscan Lab Limited (“SLL”), a wholly-owned subsidiary of Syscan Technology Holdings Limited ("STH"), the parent company of our former majority stockholder.  Our Chairman and former CEO, Darwin Hu, was formerly the CEO of STH.  He resigned from STH effective December 2004.

Purchases from SLL totaled $8,369,000 for the year ended December 31, 2007 and $8,620,000 during the year ended December 31, 2006. All purchases from SLL were carried out in the normal course of business. We have established a pricing agreement with SLL, which is negotiated semi-annually. We believe the quality of the product as well as the price we pay for the product is far more favorable to us than we could attain from an unrelated manufacturer.

As a result of these purchases, the Company was liable to SLL for $578,000 and $952,000 at December 31, 2007 and 2006, respectively.

Related-Party Loans

In the normal course of business, the Company entered into several interest-free loans to related parties for the purpose of purchasing capital equipment, including tooling required for the manufacture of our product, as follows:

Year Ended December 31, 2006	$-
Year Ended December 31, 2005	341,000
Prior to December 31, 2004	2,265,000
Total due at December 31, 2006	$2,606,000

As of December 31, 2006, such loans were fully reserved. On March 21, 2007, we entered into an agreement with Syscan Technology Holdings, LTD whereby we agreed to forego any further collections efforts, including legal action, in exchange for the cancellation of 2,600,000 shares of our common stock beneficially owned by Syscan Technology Holdings, LTD. In addition, both parties mutually agreed to release and discharge any and all claims that each may have against the other party.

No new loans were entered during the year ended December 31, 2007.

Common Stock Acquired from Related Party

On March 21, 2007, we entered into an agreement with STH whereby we agreed to forego any further collection efforts, including legal action, related to loans (see preceding paragraph) that we previously made to STH, which were never repaid by STH. In exchange, STH agreed to the cancellation of 2,600,000 shares of our restricted common stock beneficially owned by STH. In addition, both parties mutually agreed to release and discharge any and all claims that each may have against the other party. The stock certificates were subsequently cancelled by our transfer agent.

Other than those described above, we have no material transactions which involved or are planned to involve a direct or indirect interest of a director, executive officer, greater than 5% stockholder or any family member of such parties.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions between us and our officers, directors and principal shareholders and their affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by the majority of members of our board of directors who do not have an interest in the transactions.

Director Independence

The following director is an independent director as that term is defined under Nasdaq Rule 4200(a)(15): Lawrence Liang.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is listed on the OTC Bulletin Board (“OTCBB”). From April 2, 2004 through June 26, 2006, our common stock was quoted under the symbol “SYII”. From June 27, 2006 to January 7, 2008, in connection with the name change from “Syscan Imaging, Inc.” to “Sysview Technology, Inc.”, the Company’s common stock was quoted under the symbol “SYVT”. Effective January 8, 2008, in connection with the name change to “Document Capture Technologies, Inc.”, the Company’s common stock is quoted under the symbol “DCMT”.

The following table sets forth the range of high and low sales prices for our common stock for the periods indicated:

	High	Low

Fiscal 2007:
1st Quarter	$0.98	$0.55
2nd Quarter	0.89	0.60
3rd Quarter	0.99	0.50
4th Quarter	1.00	0.50

Fiscal 2006:
1st Quarter	$0.80	$0.55
2nd Quarter	1.55	0.65
3rd Quarter	1.49	0.75
4th Quarter	0.85	0.45

Fiscal 2005:
1st Quarter	$3.25	$1.20
2nd Quarter	1.30	0.53
3rd Quarter	1.15	0.30
4th Quarter	0.98	0.35

Such prices represent quotations between dealers, without dealer markup, markdown or commissions, and may not represent actual transactions.

On March 14, 2008, the closing sale price for shares of our common stock in the OTC Bulletin Board was $0.85.

No prediction can be made as to the effect, if any, that future sales of shares of our common stock or the availability of our common stock for future sale will have on the market price of our common stock prevailing from time-to-time. Sales of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock.

Record Holders

As of March 14, 2008, there were approximately 16,599,754 shares of common stock outstanding, held by approximately 370 holders of record as indicated on the records of the Company’s transfer agent.

Dividends

Common Stock. The Company has not declared or paid dividends on its common stock to date and intends to retain any earnings for use in the business for the foreseeable future.

Preferred Stock. The holders of our Series A 5% Cumulative Convertible Preferred Stock (“Series A Stock”) were entitled to receive dividends at a rate of five percent per year through the March 15, 2008 maturity date. Dividends were payable in cash, by accretion of the Series A Stock stated value or in shares of common stock. Subject to certain terms and conditions, the decision whether to accrete dividends to the stated value of the Series A Stock or to pay for dividends in cash or in shares of common stock, was at our discretion. We chose to accrete dividends to the stated value of the Series A Stock. Our Series B Preferred stock does not pay dividends.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2007, concerning shares of common stock authorized for issuance under the Company’s existing equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,001,000	$0.73	1,699,000

Equity compensation plans not approved by security holders	3,846,550	0.03	-

Total	6,847,550	$0.34	1,699,000

2002 Amended and Restated Stock Option Plan

On June 23, 2006 at our stockholders’ annual meeting, our stockholders approved the adoption of the 2002 Amended and Restated Stock Option Plan (“2002 Plan”). Currently the plan is administered by our board of directors. The 2002 Plan generally provides for the grant of either qualified or nonqualified stock options to officers, employees, directors and consultants at not less than 85% of the fair market value of our common stock as of the grant date. The 2002 Plan provides that vested options may generally be exercised for three months after termination of employment and for 12 months after termination of employment as a result of death or disability. If the Company liquidates, optionees will be notified at least 30 days prior to the proposed dissolution or liquidation to give optionees time to exercise any vested options. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action. However, the plan administrator can, under its sole discretion, may permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of our change in control (including our merger with or into another corporation, or sale of substantially all our assets), the 2002 Plan provides that each outstanding option will fully vest and become exercisable. The maximum number of options that can be granted under the 2002 Plan is 3,200,000. As of December 31, 2007, options to purchase 598,333 common shares were available for future grant.

2006 Stock Option Plan

On June 23, 2006 at our stockholders’ annual meeting, our stockholders approved the adoption of the 2006 Stock Option Plan (“2006 Plan”). Currently the plan is administered by our board of directors. The 2006 Plan generally provides for the grant of either qualified or nonqualified stock options to officers, employees, directors and consultants at not less than 85% of the fair market value of our common stock as of the grant date. The 2006 Plan provides that vested options may generally be exercised for three months after termination of employment and for 12 months after termination of employment as a result of death or disability. If the Company liquidates, optionees will be notified at least 30 days prior to the proposed dissolution or liquidation to give optionees time to exercise any vested options. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action. However, the plan administrator can, under its sole discretion, may permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of our change in control (including our merger with or into another corporation, or sale of substantially all our assets), the 2006 Plan provides that each outstanding option will fully vest and become exercisable. The maximum number of options that can be granted under the 2006 Plan is 1,500,000. As of December 31, 2007, options to purchase 1,100,667 common shares were available for future grant.

Summary

As of April 29, 2008, options to purchase a total of 2,210,000 shares of common stock were granted and remain outstanding under our 2002 Amended and Restated Stock Option Plan, all at an exercise price of $0.70 per share, and options to purchase a total of 366,000 shares of common stock were granted and remain outstanding under our 2006 Stock Option Plan, all at an exercise prices of $0.70 per share. As of April 29, 2008, options to purchase 990,000 and 1,134,000 common shares were available for future grant under our 2002 Plan and 2006 Plan, respectively.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth, for the years indicated, all compensation awarded to, paid to or earned by the following type of executive officers for the year ended December 31, 2007: (i)individuals who served as, or acted in the capacity of, our principal executive officer and principal financial officer for the year ended December 31, 2007; and (ii) our two other most highly compensated executive officers, who together with the principal executive officer are our most highly compensated officers whose salary and bonus exceeded $100,000 with respect to the years ended December 31, 2007 and 2006 and who were employed by us at December 31, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (3)	Option Awards($)		Non- Equity Incentive Plan Compen- sation($)	Nonquali-fied Deferred Compen- sation Earnings($)	All Other Compensation (1)($)	Total Compensation ($)
Darwin Hu,	2006	200,000		-0-	-0-	-0-		-0-	-0-	7,292	207,292
Chief Executive Officer	2007	200,000		-0-	-0-	267,300	(4)	-0-	-0-	7,833	475,133
and Chairman

William Hawkins,	2006	160,000		-0-	-0-	-0-		-0-	-0-	6,133	166,133
Chief Operating	2007	160,000		-0-	-0-	194,400	(5)	-0-	-0-	3,633	358,033
Officer, Secretary
and Director

David Clark,	2006	150,000		-0-	-0-	-0-		-0-	-0-	-0-	150,000
Chief Investment	2007	150,000		-0-	-0-	194,400	(6)	-0-	-0-	-0-	344,400
Officer and Director

M. Carolyn Ellis,	2006	-0-		-0-	-0-	-0-		-0-	-0-	-0-	-0-
Chief Financial	2007	22,500	(2)	-0-	-0-	99,000	(7)	-0-	-0-	-0-	121,500
Officer

(1) Represents the Company’s match on the named executives’ 401(k) contribution.

(2) Represents actual salary payments from November 1, 2007 through December 31, 2007 based on an annual salary of $135,000.

(3)Although there are a number of ways that the value of an equity award may be expressed, under SEC rules the values reported in the Option Award column of the Summary Compensation Table represent the dollar amount, without any risk of forfeiture, recognized for financial reporting purposes related to grants of options to each of the listed officers. DCT calculated these amounts in accordance with the provisions of Statement of Financial Accounting Standards 123-R, Share-Based Payment.

(4) Represents the total fair value (as discussed in (3) above) of 550,000 incentive stock options granted during the year ended December 31, 2007, of which 80,000 were for serving as a DCT director. One-third of the options vested on March 28, 2007, one-third vested on March 28, 2008 and one-third vest on March 28, 2009.

(5) Represents the total fair value (as discussed in (3) above) of 400,000 incentive stock options granted during the year ended December 31, 2007. One-third of the options vested on March 28, 2007, one-third vested on March 28, 2008 and one-third vest on March 28, 2009.

(6) Represents the total fair value (as discussed in (3) above) of 400,000 incentive stock options granted during the year ended December 31, 2007, of which 80,000 were for serving as a DCT director. One-third of the options vested on March 28, 2007, one-third vested on March 28, 2008 and one-third vest on March 28, 2009.

(7) Represents the total fair value (as discussed in (3) above) of 150,000 non-qualified stock options granted during the year ended December 31, 2007. All options vest on November 1, 2008.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding unexercised stock options, stock that has not vested, and equity incentive plan awards at December 31, 2007 by the named executive officers.

OUTSTANDING EQUITY AWARDS TABLE

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Exercise Price	Expiration Date
Darwin Hu	1,398,850	-		-	$0.01	4/26/2012
Chief Executive Officer	313,333	156,667	(1)	-	0.70	3/25/2017
and Chairman	26,666	53,334	(1)	-	0.70	3/25/2017

William Hawkins	898,850	-		-	$0.01	4/26/2012
Chief Operating Officer,	133,333	266,667	(1)	-	0.70	3/25/2017
Secretary and Director				-

David Clark	698,850	-		-	$0.01	4/26/2012
Chief Investment Officer	106,667	213,333	(1)	-	0.70	3/25/2017
and Director	26,666	53,334	(1)	-	0.70	3/25/2017

M. Carolyn Ellis	-	150,000	(2)	-	$0.60	10/30/2014
Chief Financial Officer

(1)One-half of the unexercisable options at December 31, 2007 will vest on March 28, 2008 and one-half of the unexercisable options at December 31, 2007 will vest on March 28, 2009.
(2)All of the unexercisable options at December 31, 2007 will vest on November 1, 2008.

SARS/Long-Term Incentive Plans – Awards in Last Fiscal Year

No stock appreciation rights or long-term incentives were awarded to any executive officer or director during the year ended December 31, 2007.

Compensation of Directors

The general policy of the Board is that compensation for directors should consist primarily of equity-based compensation. DCT did not pay any cash compensation to any members of our Board of Directors during the year ended December 31, 2007.

The following table details the total compensation earned by DCT’s non-employee director during the year ended and as of December 31, 2007:

		Year Ended December 31, 2007
Name	Year	Option Award ($) (1) (2)	Total Compensation ($)
Lawrence Liang	2007	38,880	38,880

(1) Although there are a number of ways that the value of an equity award may be expressed, under SEC rules the values reported in the Option Award column of the Summary Compensation Table represent the dollar amount, without any risk of forfeiture, recognized for financial reporting purposes related to grants of options to each of the listed officers. DCT calculated these amounts in accordance with the provisions of Statement of Financial Accounting Standards 123-R, Share-Based Payment.

(2) Represents the total fair value (as discussed in (1) above) of 80,000 incentive stock options granted during the year ended December 31, 2007, for serving as a DCT director. One-third of the options vested on March 28, 2007, one-third vest on March 28, 2008 and one-third vest on March 28, 2009.

Employment Contracts

Darwin Hu, President and Chief Executive Officer

In April 2005, we entered into an employment agreement with Mr. Darwin Hu pursuant to which he agreed to serve as our President and Chief Executive Officer. The agreement provides for an initial term of three years, an annual salary to Mr. Hu of $200,000 and an annual bonus to be determined by our Board of Directors. In connection with the agreement, Mr. Hu was issued non-qualified options to purchase up to 1,500,000 shares of our common stock at an exercise price of $0.01 per share. One-third of the options vested immediately upon the execution of the employment agreement, one-third vested on April 3, 2006 and one-third vested on April 2, 2007. The agreement also provides for the executive's ability to participate in our health insurance program. In the event that Mr. Hu's employment is terminated other than with good cause, he will receive a payment of the lesser of his then remaining salary due pursuant to the employment agreement or six months of base salary at his then current annual salary.

On January 18, 2008, DCT entered into an addendum to the April 2005 employment agreement with Mr. Hu (the "Hu Addendum"). The Hu Addendum extends the initial term of Mr. Hu's employment with DCT for an additional six months, from thirty-six months to forty-two months, commencing on April 26, 2005. In addition, the Hu Addendum provides for an increase in Mr. Hu's annual base salary from $200,000 to $225,000 effective January 1, 2008.

On February 29, 2008, DCT entered into a second addendum to the employment agreement with Mr. Hu (the “Hu Second Addendum”). The Hu Second Addendum amends Mr. Hu’s employment agreement and the Hu Addendum to reflect his resignation as President and Chief Executive Officer of DCT effective March 1, 2008. The Hu Second Addendum also provides for a decrease in Mr. Hu’s annual salary from $225,000 to $112,500 effective June 1, 2008, unless DCT appoints Mr. Hu to an executive officer position of DCT in the future at which point Mr. Hu’s compensation will be determined by the Board.

William Hawkins, Chief Operating Officer

In April 2005, we entered into an employment agreement with Mr. William Hawkins pursuant to which he agreed to serve as our Chief Operating Officer. The agreement provides an initial term of three years, an annual salary to Mr. Hawkins of $160,000 and an annual bonus to be determined by our Board of Directors. In connection with the agreement, Mr. Hawkins was issued non-qualified options to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.01 per share. One-third of the options vested immediately upon the execution of the employment agreement, one-third vested on April 3, 2006 and one-third vested on April 2, 2007. The agreement also provides for the executive's ability to participate in our health insurance program. In the event that Mr. Hawkins' employment is terminated other than with good cause, he will receive a payment of the lesser of his then remaining salary due pursuant to the employment agreement or six months of base salary at his then current annual salary.

On January 18, 2008, DCT entered into an addendum to the April 2005 employment agreement with Mr. Hawkins (the "Hawkins Addendum"). The Hawkins Addendum extends the initial term of Mr. Hawkins’ employment with DCT for an additional six months, from thirty-six months to forty-two months, commencing on April 26, 2005. In addition, the Hawkins Addendum provides for an increase in Mr. Hawkins' annual base salary from $160,000 to $180,000 effective January 1, 2008.

On February 29, 2008, DCT entered into an addendum to the employment agreement with Mr. Hawkins (the “Hawkins Second Addendum”). The Hawkins Second Addendum amends Mr. Hawkins’ employment agreement and the Hawkins Addendum to include his new position as President of DCT effective March 1, 2008.

David Clark, Chief Investment Officer

In April 2005, we entered into an employment agreement with Mr. David Clark pursuant to which he agreed to serve as our Senior VP of Business Development. The agreement provides for an initial term of three years, an annual salary to Mr. Clark of $150,000 and an annual bonus to be determined by our Board of Directors. In connection with the agreement, Mr. Clark was issued non-qualified options to purchase up to 800,000 shares of our common stock at an exercise price of $0.01 per share. One-third of the options vested immediately upon the execution of the employment agreement, one-third vested on April 3, 2006 and one-third vested on April 2, 2007. The agreement also provides for the executive's ability to participate in our health insurance program. In the event that Mr. Clark's employment is terminated other than with good cause, he will receive a payment of the lesser of his then remaining salary due pursuant to the employment agreement or six months of base salary at his then current annual salary.

On January 18, 2008, DCT entered into an addendum to the April 2005 employment agreement with Mr. Clark (the "Clark Addendum"). The Clark Addendum extends the initial term of Mr. Clark's employment with DCT for an additional six months, from thirty-six months to forty-two months, commencing on April 26, 2005. In addition, the Clark Addendum provides for an increase in Mr. Clark's annual base salary from $150,000 to $175,000 effective January 1, 2008.

On February 29, 2008, DCT entered into an addendum to the employment agreement with Mr. Clark (the “Clark Second Addendum”). The Clark Second Addendum amends Mr. Clark’s employment agreement to reflect his new position as Chief Executive Officer of DCT and his resignation as Chief Investment Officer of DCT effective March 1, 2008.

M. Carolyn Ellis, Chief Financial Officer

In November 2007, we entered into an employment agreement with Ms. M. Carolyn Ellis pursuant to which she will serve as our Chief Financial Officer. The agreement provides for an initial term of twelve months, an annual salary to Ms. Ellis of $135,000 and an annual bonus to be determined by our board of directors. In connection with the agreement, Ms. Ellis was issued non-qualified options to purchase up to 150,000 shares of our common stock at an exercise price of $0.60 per share. The options will vest and become exercisable on the 12-month anniversary of their issuance date. The agreement also provides for the executive’s ability to participate in our health insurance program. In the event that Ms. Ellis’ employment is terminated other than with good cause, she will receive a payment of the lesser of her then remaining salary due pursuant to the employment agreement or three months of base salary at her then current annual salary.

Report on Repricing of Options/SARs

We did not re-price any options or SARS during the year ended December 31, 2007.

  FINANCIAL STATEMENTS

See Financial Statements beginning on Page F-1.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in or disagreements with our accountants on accounting and financial disclosure during the last two fiscal years through the date of this prospectus.

INTEREST OF NAMED EXPERTS AND COUNSEL

The law firm of Richardson & Patel LLP, of New York, New York, is passing on the validity of our common stock. A partner of the firm beneficially owns 16,667 shares of our common stock, which shares were issued to such partner in exchange for legal services rendered when such partner was employed by a prior law firm.

The financial statements as of and for the years ended December 31, 2007 and 2006 included in this prospectus have been included in reliance on the report of Clancy and Co., P.L.L.C., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact William Hawkins at 1772 Technology Drive, San Jose, California 95110. Additionally, please note that we file our SEC reports electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our Internet address is http://www.sysviewtech.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus.

We have filed with the Commission a registration statement on Form S-1under the Securities Act relating to the common stock being offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and the common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC.

Item 7. FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Document Capture Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Document Capture Technologies, Inc. and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' (deficit) equity, and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Document Capture Technologies, Inc. and subsidiaries as of December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for the years ended December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring net losses in recent years resulting in a substantial accumulated deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Clancy and Co., P.L.L.C.
Phoenix, Arizona

February 29, 2008

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2007	2006

ASSETS

Current assets:
Cash and cash equivalents	$1,770	$1,333
Trade receivables	2,464	1,813
Inventories, net	1,400	1,642
Prepaid expenses and other current assets	32	73
Total current assets	5,666	4,861

Fixed assets, net	127	108
Long-term investment	—	160
Total assets	$5,793	$5,129

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
Bank line of credit	$—	$1,013
Notes payable and related warrant liability	1,239	—
Trade payables to related parties	578	952
Trade payables	415	198
Other payables and accruals	243	506
Accrued dividends on Series A 5% cumulative convertible stock preferred stock	178	152
Total current liabilities	2,653	2,821

Long-term bank line of credit	2,021	—
Liability under derivative contracts	255	229

Total liabilities	4,929	3,050

Commitments and contingencies (Note 10)

Convertible preferred stock, $.001 par value, 2,000 authorized:
Series A 5% cumulative convertible preferred stock, 11.5 and 16 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively; liquidation value of $1,150 and $1,565 at December 31, 2007 and December 31, 2006, respectively	1,074	957
Series B convertible preferred stock, 1.5 and 11.5 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively; liquidation value of $150 and $1,150 at December 31, 2007 and December 31, 2006, respectively	70	152

Stockholders' (deficit) equity:
Common stock $.001par value, 50,000 authorized, 15,904 shares issued and 15,404 outstanding at December 31, 2007 and 24,642 shares issued and 24,142 outstanding at December 31, 2006 (500 shares held in escrow)	15	24
Additional paid-in capital	30,323	29,651
Accumulated deficit	(30,618)	(28,705)
Total stockholders' (deficit) equity	(280)	970
Total liabilities and stockholders’ (deficit) equity	$5,793	$5,129

The accompanying notes are an integral part of these consolidated financial statements.

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Year Ended December 31,
	2007	2006

Net sales	$15,023	$12,469

Cost of sales	9,120	8,221

Gross profit	5,903	4,248

Operating expenses:
Selling and marketing	1,349	1,240
General and administrative	2,675	5,361
Research and development	2,439	3,084
Impairment of long-term investment	—	838
Total operating expenses	6,463	10,523

Operating loss	(560)	(6,275)

Other income (expense):
Change in fair value of derivative instruments	(238)	1,421
Fair value of warrants issued	—	(173)
Preferred stock issuance costs	—	(88)
Interest income	24	28
Interest expense	(303)	(92)
Other	21	(17)
Total other income (expense)	(496)	1,079

Net loss before income taxes	(1,056)	(5,196)
Provision for income taxes	4	3

Net loss	(1,060)	(5,199)
Dividend on Series A and accretion of Series A and Series B preferred stock redemption value	(853)	(749)
Net loss available to common stockholders	$(1,913)	$(5,948)

Net loss available to common stockholders per common share - basic and diluted	$(0.09)	$(0.25)

Weighted average common shares outstanding - basic and diluted	20,420	24,105

The accompanying notes are an integral part of these consolidated financial statements.

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY
(in thousands)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit .	Equity .

Balances at December 31, 2005	24,092	$24	$28,138	$(22,757)	$5,405
Issuance of common stock upon conversion of preferred stock	50	—	29	—	29
Stock base compensation cost - options	—	—	1,311	—	1,311
Fair value of warrants issued for payment of preferred stock issuance costs	—	—	173	—	173
Net loss available to common shareholders and comprehensive loss	—	—	—	(5,948)	(5,948)
Balances at December 31, 2006	24,142	$24	$29,651	$(28,705)	$970
Common stock acquired from related party	(2,600)	(3)	3	—	—
Issuance of common stock upon conversion of preferred stock	1,562	2	1,068	—	1,070
Stock base compensation cost - options	—	—	1,426	—	1,426
Issuance of common stock upon cashless exercise of stock options	300	—	—	—	—
Repurchase of common stock for retirement	(8,000)	(8)	(1,992)	—	(2,000)
Fair value of common stock warrants issued for services rendered	—	—	18	—	18
Fair value of warrants issued for debt issuance costs	—	—	149	—	149
Net loss available to common shareholders and comprehensive loss	—	—	—	(1,913)	(1,913)
Balances at December 31, 2007	15,404	$15	$30,323	$(30,618)	$(280)

The accompanying notes are an integral part of these consolidated financial statements.

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended December 31,
	2007	2006

Operating activities
Net loss available to common shareholders	$(1,913)	$(5,948)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	48	597
Fair value of common stock warrants issued for services rendered	18	—
Stock base compensation cost - options	1,426	1,311
Change in fair value of derivative instruments	238	(1,421)
Accretion of Series A and Series B preferred stock redemption value	773	668
Preferred stock issuance expenses paid by issuance of warrants	—	173
Allowance for doubtful accounts	—	2,606
Allowance for slow-moving inventory	20	—
Impairment of long-term investment	—	838
Interest expense attributable to amortization of debt issuance costs	88	—
Loss on disposal of assets	—	17
Changes in operating assets and liabilities:
Trade receivables	(651)	(528)
Inventories	222	(891)
Prepaid expenses and other current assets	41	246
Trade payables	217	(61)
Trade payables to related parties	(374)	749
Other payables and accruals	(198)	324
Accrued dividends on Series A 5% cumulative convertible stock	81	81
Cash provided (used) by operating activities	36	(1,239)

Investing activities
Cash proceeds from sale of long-term investment	160	—
Capital expenditures	(67)	(4)
Cash provided (used) by investing activities	93	(4)

Financing activities
Proceeds from the issuance of preferred stock	—	1,150
Payoff of existing bank line of credit	(1,013)	—
Advances on replacement bank line of credit	1,521	—
Principal payments on notes payable	(200)	—
Cash provided (used) by financing activities	308	1,150

Increase (decrease) in cash and cash equivalents	437	(93)

Cash and cash equivalents at beginning of year	1,333	1,426

Cash and cash equivalents at end of year	$1,770	$1,333

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$198	$92
Income taxes	$4	$3

Non-cash investing and financing activities:
Restricted common stock acquired from related party	$2	$—
Conversion of convertible preferred stock to common stock	$1,070	$30
Issuance of common stock warrants in connection with debt financing	$399	$—
Purchase of restricted common stock for retirement	$2,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Significant Accounting Policies

Organization

Document Capture Technologies, Inc. ("DCT" or "Company") develops, designs and delivers various imaging technology solutions to all types and sizes of enterprises including governmental agencies, large corporations, small corporations, small office-home offices (“SOHO”), professional practices as well as consumers (referred to herein collectively as “Enterprises”). DCT is a market-leader in providing USB-powered scanning solutions to a wide variety of industries and market applications. DCT’s patented and proprietary page-imaging devices facilitate the way information is stored, shared and managed in both business and personal use.

Syscan, Inc., DCT’s wholly-owned subsidiary, was incorporated in California in 1995 to develop and manufacture a new generation of contact image sensors (“CIS”) that are complementary metal-oxide-silicon (“CMOS”) imaging sensor devices. During the late 1990s, DCT established many technical milestones and was granted numerous patents for its linear imaging technology. DCT’s patented CIS and mobile imaging scanner technology provides high quality images at extremely low power consumption levels allowing delivery of compact scanners in a form ideally suited for laptop or desktop computer users who need a small lightweight device to scan or fax documents.

DCT’s business model was developed around intellectual property (“IP”) driven products sold primarily to original equipment manufacturers (“OEM”), private label brands and value added resellers (“VAR”) and can be found in a variety of applications, including but not limited, to the following:

• Document and information management;
• Identification card scanners;
• Passport security scanners;
• Bank note and check verification;
• Business card readers;
• Barcode scanning; and
• Optical mark readers used in lottery terminals.

In addition, during the past several years, DCT has engaged in the research and development of certain technologies related to the field of high definition (“HD”) display. During that time, DCT expanded its HD display initiative through acquisition, exclusive licensing and the addition of key personnel and expended significant resources to develop its HD display technology. However, in November 2007, DCT terminated its HD display research and development efforts. All HD-related expenses, including employees and contractors were terminated by December 31, 2007. DCT does not expect to expend any additional effort or funds to further develop and deploy its HD technology in 2008.

Basis of Financial Statements

The consolidated financial statements include the accounts of DCT and its subsidiaries. All significant intercompany transactions and balances have been eliminated. United States (U.S.) dollar is the functional currency for DCT. As such, DCT does not have any translation adjustments. Monetary accounts denominated in non-U.S. currencies, such as cash or payables to vendors, have been re-measured to the U.S. dollar. Gains and losses resulting from foreign currency transactions are included in the results of operations. To date, DCT has not entered into hedging activities to offset the impact of foreign currency fluctuations. Certain accounts have been reclassified to conform to the current period presentation. Such reclassifications did not affect total net sales, operating loss or net loss available to common stockholders.

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Liquidity and Going Concern

The accompanying financial statements have been prepared assuming that DCT will continue as a going concern. As shown in the financial statements, during the years ended December 31, 2007 and 2006, DCT incurred net losses available to common shareholders of $1,913,000 and $5,948,000, respectively, of which approximately $2,611,000 and $4,789,000, respectively, is attributed to non-cash items. As of December 31, 2007, accumulated deficit was $30,618,000 and total stockholders’ deficit was $280,000. These factors raise substantial doubt about DCT’s ability to continue as a going concern.

The Company's ability to continue as a going concern is mitigated because DCT’s current sources of liquidity as of January 31, 2008, are as follows: (i) $500,000 of cash and cash equivalents, (ii) $2,300,000 of current accounts receivables, (iii) $1,300,000 of inventory (at cost), (iv) $700,000 line of credit available for use under its current line of credit facility, and (v) working capital in excess of $2,000,000. Management also believes that it has the ability to borrow additional funds from third parties such as financial institutions or will be successful in a debt or equity financing that will be sufficient to fund its operations for the next twelve months. Therefore, for at least the next twelve months, DCT can continue to operate as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments. Highly liquid investments include debt securities with remaining maturities of three months or less when acquired. They are stated at cost, which approximates market value.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, trade receivables and payables, prepaid expenses and other current assets, amounts due to and from related parties, and other payables and accruals approximates fair value due to the short period of time to maturity.

Concentration of Credit Risk and Major Customers

Financial instruments that subject DCT to credit risk are cash balances maintained in excess of federal depository insurance limits and trade receivables.

Cash and Cash Equivalents. DCT maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. As of December 31, 2007, DCT had consolidated balances of approximately $1,568,000, which were not guaranteed by FDIC. DCT has not experienced any losses in such accounts and believes the exposure is minimal.

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Major Customers and Trade Receivables. A relatively small number of customers account for a significant percentage of DCT’s sales. The percentage of sales derived from significant customers is as follows:

	Year Ended December 31,
	2007	2006
Customer A	27%	42%
Customer B	17	12
Customer C	16	14
Customer D	12	13

Trade receivables from these customers totaled $2,223,000 at December 31, 2007. As of December 31, 2007 all DCT's trade receivables were unsecured. The risk with respect to trade receivables is mitigated by credit evaluations performed on customers and the short duration of payment terms extended to customers.

Concentration of Supplier Risk

DCT purchases substantially all its finished scanner imaging products from one vendor that is also a wholly-owned subsidiary of the parent company of our former (see Note 13) majority stockholder. See Note 3. If this vendor became unable to provide materials in a timely manner and DCT was unable to find alternative vendors, DCT's business, operating results and financial condition would be materially adversely affected.

Inventories

Inventories consist of finished goods, which are stated at the lower of cost or net realizable value, with cost computed on a first-in, first-out basis. Provision is made for obsolete, slow-moving or defective items where appropriate. The amount of any provision (reversal) is recognized as a component of cost of sales in the period the provision (reversal) occurs. At December 31, 2007, an inventory allowance of $20,000 was established as a result of slow-moving inventory. There was no inventory allowance at December 31, 2006. DCT has not had any material inventory write offs for the period from January 1, 2006 to December 31, 2007.

Fixed Assets

Fixed assets, stated at cost, are depreciated over the estimated useful lives of the assets using the straight-line method over periods ranging from three to seven years. Significant improvements and betterments are capitalized. Routine repairs and maintenance are expensed when incurred. Gains and losses on disposal of fixed assets are recognized in the Statement of Operations based on the net disposal proceeds less the carrying amount of the assets.

Intangible Assets

Acquisition-related intangibles include 1.) intellectual property, which has reached technological feasibility, to be integrated into DCT’s future products and 2.) technological expertise required to complete the integration. Intangible assets are amortized on a straight-line basis over the periods of benefit. DCT performs an annual review of its identified intangible assets to determine if facts and circumstances exist which indicate that the assets’ useful life is shorter than originally estimated or that the assets’ carrying amount may not be recoverable. If such facts and circumstances exist, DCT assesses the recoverability of identified intangible assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.

Long-Term Investments

Long-term investments are carried at cost less provision for any impairment in value. Income from long-term investments is accounted for to the extent of dividends received or receivable. Upon disposal of investments, any profit and loss thereon is accounted for in the Statement of Operations.

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), if indicators of impairment exist, DCT assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. If impairment is indicated, DCT measures the amount of such impairment by comparing the assets’ carrying value to the assets’ present value of the expected future cash flows. As such, DCT recognized $838,000 of impairment losses during the year ended December 31, 2006. The underlying asset is used in DCT’s operations. Therefore, the impairment loss is included with operating expenses on the DCT’s Statement of Operations. See Note 7.

Preferred Stock Accounting Treatment

Preferred Stock Classification. As of December 31, 2007 and 2006, pursuant to the Financial Accounting Standards Board’s (“FASB”) Emerging Issues Task Force (“EITF”) EITF 00-19, Accounting for Derivative Financial Instruments (“EITF 00-19”), and EITF Topic D-98, Classification and Measurement of Redeemable Securities (“Topic D-98”), DCT’s series A 5% cumulative convertible redeemable preferred stock (“Series A Stock”) and related warrants and the series B convertible redeemable preferred stock (“Series B Stock”) was reported as temporary equity, as the stock is conditionally redeemable at the holder’s option on the redemption date.

The difference between the initial recorded value of the Series A Stock and Series B Stock and the minimum redemption value is being accreted, on a straight-line basis, from the respective issuance date through the earliest redemption date. The increases in the carrying amount of the Series A Stock and Series B Stock for the years ended December 31, 2007 and 2006 totaled approximately $773,000 and $668,000, respectively, and were recorded as increases to DCT’s accumulated deficit. The accretion of DCT’s Series A Stock and Series B Stock redemption value is disclosed as a reconciling item and adjusts DCT’s reported net loss, together with the Series A Stock dividends, to net loss available to common stockholders.

In February 2006, the FASB issued SFAS 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements 133 and 140 (“SFAS 155”). SFAS 155 permits interests in hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation to be accounted for as a single financial instrument at fair value, with changes in fair value recognized in earnings. This election is permitted on an instrument-by-instrument basis for all hybrid financial instruments held, obtained, or issued as of the adoption date. DCT adopted SFAS 155 on January 1, 2007 and will apply the standard to any new hybrid financial instruments issued subsequent to January 1, 2007. However, as allowed by paragraph 4(c) of SFAS 155, DCT did not elect to apply SFAS 155 to previously existing hybrid financial instruments including DCT’s Series A Stock and Series B Stock.

Likely Embedded Derivative. Under the provisions of SFAS 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”) and EITF 00-19, the redemption feature of both DCT’s Series A Stock and related warrants and Series B Stock and related warrants is likely a derivative instrument that requires bifurcation from the host contract. Accordingly, the fair value of these derivative instruments has been recorded in DCT’s Balance Sheet as a liability. The total increase in the fair value of the liability for derivative contracts, for both Series A Stock and Series B Stock, totaled approximately $238,000 for the year ended December 31, 2007 with the offsetting adjustment disclosed as non-operating expense on DCT’s Statements of Operations. The total decrease in the fair value of the liability for derivative contracts, for both Series A Stock and Series B Stock, totaled approximately $1,421,000 for the year ended December 31, 2006 with the offsetting adjustment disclosed as non-operating income on DCT’s Statements of Operations.

DCT computes fair value of these derivatives using the Black-Scholes valuation model. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. DCT's derivative instruments have characteristics significantly

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

different from traded options, and the input assumptions used in the model can materially affect the fair value estimate.

The assumptions used in the Black-Scholes valuation model to estimate fair value of each derivative instrument and the resulting weighted average estimated value of the Series A Stock derivative liability and the Series B Stock derivative liability as of December 31, 2007 and 2006 are as follows:

	December 31,
	2007	2006
Weighted average estimated values per share	$0.08	$0.05
Expected life in years	3.0	3.0
Expected volatility	49%	38%
Expected dividend yield	0%	0%
Risk free interest rate	4%	5.2%

Revenue Recognition and Allowance for Doubtful Accounts and Returns Allowances

Revenues. Revenues consist of product sales including the sale of optical image capturing devices, modules of optical image capturing devices, and chips and other optoelectronic products. Revenue is recognized when the product is shipped and the risks and rewards of ownership have transferred to the customer. Shipping charges billed to customers are included in net sales and the related shipping costs are included in cost of sales. All internal handling charges are included with selling and marketing expenses.

Allowance for doubtful accounts and return allowances. DCT presents trade receivables, net of allowances for doubtful accounts and returns, to ensure trade receivables are not overstated due to uncollectibility. Allowances, when required, are calculated based on detailed review of certain individual customer accounts and an estimation of the overall economic conditions affecting DCT’s customer base. DCT reviews a customer’s credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. DCT had no allowance for doubtful accounts as of December 31, 2007 or December 31, 2006. DCT has not had any material trade receivable write offs for the period from January 1, 2006 to December 31, 2007.

Research and Development Expenses

Research and development costs are expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred and were immaterial for both periods presented.

Employee Equity Incentive Programs

In December 2004, the FASB issued SFAS 123-R, Share-Based Payment (“SFAS 123(R)”). SFAS 123(R) replaces SFAS 123, Accounting for Stock-Based Compensation, and supersedes the Accounting Principles Board (“APB”) APB Opinion 25, Accounting for Stock Issued to Employees (“APB 25”). SFAS 123(R) requires, among other things, that all share-based payments to employees, including grants of stock options, be measured based on their grant-date fair value and recognized as expense. Effective January 1, 2006, DCT adopted the fair value recognition provisions of SFAS 123(R) using the modified prospective application method. Under this transition method, compensation expense recognized for the years ended December 31, 2007 and 2006, includes the applicable amounts of: (a) compensation expense of all stock-based payments granted prior to, but not yet vested as of January 1, 2006 (based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123 and APB 25), and (b) compensation expense for all stock-based payments granted

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

subsequent to January 1, 2006 (based on the grant-date fair value estimated in accordance with the new provisions of SFAS 123(R)). See Note 4.

Income Taxes

DCT accounts for income taxes under the liability method of accounting for income taxes in accordance with the provisions of SFAS 109, Accounting for Income Taxes, (“SFAS 109”) and related interpretations and guidance including FIN 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (“FIN 48”). Current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax credits and loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. All tax positions are first analyzed to determine if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of any related appeals or litigation processes. After the initial analysis, the tax benefit is measured as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

Comprehensive Income (Loss)

DCT includes items of other comprehensive income by their nature in a financial statement and displays the accumulated balance of other comprehensive income (loss) separately in the equity section of the Balance Sheet. There was no comprehensive income (loss) for any of the periods presented.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. As DCT incurred net losses for the years ended December 31, 2007 and 2006, common stock equivalents were excluded from diluted net loss per share as their effect would be anti-dilutive. As a result, for all periods presented, DCT’s basic and diluted net loss per share is the same.

Note 2 - Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (“SFAS 157”), which provides guidance about how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US Generally Accepted Accounting Principle (“GAAP”) standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by DCT January 1, 2008. DCT is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value, with unrealized gains and losses related to these financial instruments reported in earnings at each subsequent reporting date. SFAS 159 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by DCT January 1, 2008. DCT does not expect the adoption of SFAS 159 to result in a significant impact on its consolidated financial position, cash flows and results of operations.

In June 2007, the FASB ratified the Emerging Issues Task Force (“EITF”) Issue No. 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Activities” (“EITF 07-3”). EITF 07-3 requires non-refundable advance payments for goods and services to be used in future research and development activities to be recorded as an asset and the payments to be expensed when the research and development activities are performed. EITF 07-3 is effective, on a prospective basis, for fiscal years beginning after December 15, 2007 and will be adopted in the first quarter of fiscal 2008. DCT is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an Amendment of Accounting Research Bulletin No. 51, which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS No. 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. DCT is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

Other recent accounting pronouncements issued by the FASB (including the EITF), the American Institute of Certified Public Accountants (“AICPA”), and the SEC did not or are not believed by management to have a material impact on DCT's present or future financial statements.

Note 3 - Related-Party Transactions

Related-Party Purchases

DCT purchases the majority of its finished scanner imaging products from Syscan Lab Limited (“SLL”), a wholly-owned subsidiary of Syscan Technology Holdings Limited ("STH"), the parent company of DCT’s former (see Note 13) majority stockholder. See Note 1. DCT's Chairman and former Chief Executive Officer (see Note 13), Darwin Hu, was formerly the Chief Executive Officer of STH. He resigned from STH effective December 2004.

Purchases from SLL totaled $8,369,000 and $8,620,000 for the years ended December 31, 2007 and 2006, respectively. All purchases from SLL were carried out in the normal course of business. As a result of these purchases, DCT was liable to SLL for $578,000 and $952,000 at December 31, 2007 and 2006, respectively.

Related-Party Loans

In the normal course of business, DCT made interest-free loans to several related parties for the purpose of purchasing capital equipment, including tooling equipment required to manufacture DCT’s product. The original loans were entered into prior to January 1, 2006. The loans totaled $2,606,000 and were fully reserved at December 31, 2006. No new loans were entered during the year ended December 31, 2007.

Note 4 - Employee Equity Incentive Plans

General

DCT’s share-based awards are long-term retention plans that are intended to attract, retain and provide incentives for talented employees. DCT believes its share-based awards are critical to its operation and productivity. The employee share-based award plans allow DCT to grant, on a discretionary basis, incentive stock options and non-qualified stock options.

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Stock Options

DCT issues options under two different stock option plans (both approved by shareholders) as well as through employment agreements with key employees, executives and consultants (approved by the board of directors on a case-by-case basis). The following table sets forth, by the respective option plan, certain aspects of DCT’s stock options as of December 31, 2007:

	Option Approval Method			Options Outstanding and Options Available
Description	Board of Directors	Board of Directors and Shareholders	Total	Outstanding	Available For Future Grant	Total
2002 Amended and Restated Stock Option Plan	—	3,200,000	3,200,000	2,601,667	598,333	3,200,000
Key Personnel Option Grants	4,150,000	—	4,150,000	3,846,550	—	3,846,550
2006 Stock Option Plan		1,500,000	1,500,000	399,333	1,100,667	1,500,000
Total	4,150,000	4,700,000	8,850,000	6,847,550	1,699,000	8,546,550

Stock-Based Compensation

Prior to January 1, 2006, DCT accounted for its stock-based employee compensation plans following the recognition and measurement principles of APB 25 and related interpretations. Accordingly, compensation expense equal to the difference between the total exercise price and the total fair market value - for awards granted at an exercise price less than fair market value of the underlying common stock on the grant date - was amortized over the vesting period and included in the Statement of Operations. Effective January 1, 2006, DCT adopted the fair value recognition provisions of SFAS 123(R).

The following table sets forth the total stock-based compensation expense included in the Statements of Operations (in thousands):

	Year Ended December 31,
	2007	2006
Selling and marketing	$121	$51
General and administrative	794	1,015
Research and development	511	245

The weighted average assumptions used to value options granted during the year ended December 31, 2007 are as follows:

Weighted average estimated values per share	$0.49
Expected option life in years	3.0
Weighted average expected volatility	111.3%
Expected dividend yield	0%
Weighted average risk free interest rate	5.2%

At December 31, 2007, DCT had approximately $600,000 of total unrecognized compensation cost related to unvested stock options. This cost is expected to be recognized over the next 15 months.

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Stock Option Activity and Outstanding

The following table summarizes stock option activity and related information as of and for the year ended December 31, 2007:

	Options	Weighted-Average Exercise Price

Outstanding at December 31, 2006	4,890,000	$0.18
Granted	3,186,000	0.70
Exercised	300,000	0.01
Cancelled	928,450	0.82
Outstanding at December 31, 2007	6,847,550	$0.34

The following table summarizes all options outstanding and exercisable by price range as of December 31, 2007:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life (Years)	Weighted-Average Exercise Price	Number Exercisable	Weighted-Average Exercise Price
$0.01	3,696,550	4.64	$0.01	3,696,550	$0.01
$0.65 - $0.70	2,874,333	8.65	$0.69	1,007,000	$0.69
$1.01	276,667	0.10	$1.01	276,667	$1.01

Note 5 - Fixed Assets

Fixed assets are summarized as follows (in thousands):

	December 31,
	2007	2006
Computer and office equipment	$37	$40
Tooling and product design	187	127
	224	167
Less: accumulated depreciation	(97)	(59)
	$127	$108

Total fixed asset depreciation expense totaled $48,000 and $42,000 for the years ended December 31, 2007 and 2006, respectively.

Note 6 - Intangible Assets

DCT’s intangible assets were recorded primarily as a result of the acquisition of Nanodisplay, Inc (“Nano”) in November 2005. Nano was purchased to facilitate DCT’s anticipated entry into the display market as Nano was a leading designer of liquid crystal on silicon (“LCOS”) HDTV technology and maintained a workforce with the technical expertise required to integrate Nano’s technology into DCT’s technology. As previously discussed, DCT terminated its HD-related research and development efforts during November 2007.

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DCT had no intangible assets as of December 31, 2007. The following summarizes the components of intangible assets as of December 31, 2006 (in thousands):

	As of December 31, 2006
	Gross	Accumulated Amortization	Net	Life
Developed technology	$463	$(463)	$—	1 Year
Technical integration expertise	79	(79)	—	1 Year
Other	13	(13)	—	1 Year
Total	$555	$(555)	$—

There was no amortization expense related to intangible assets for the year ended December 31, 2007. Amortization expense related to intangible assets, included in research and development expenses, totaled $555,000 for the year ended December 31, 2006.

Note 7 - Long-Term Investment

DCT’s long-term investment at December 31, 2006 consists of an equity interest in CMOS Sensor, Inc. (“CMOS”), a California corporation, principally engaged in the research and development of infrared sensors and CMOS sensors. Until December 2007, DCT owned 16.1% of CMOS and accounted for the investment using the cost method of accounting. During December 2007, DCT sold its 16.1% investment in CMOS back to CMOS for $160,000. As the long-term investment was sold for the carrying value of the asset, there was no gain or loss associated with the transaction.

Note 8 - Equity

Common Stock Activity

As previously discussed in Note 3, DCT acquired 2,600,000 shares of DCT’s restricted common stock during the first quarter of fiscal 2007. DCT’s transfer agent subsequently cancelled the shares.

During the second quarter of 2007, DCT issued 300,000 shares of common stock upon the exercise of employee stock options by DCT’s principal officers in a cashless exercise.

During the second quarter of 2007, DCT issued 30,927 shares of common stock resulting from the conversion of $26,500 (265 shares) of Series A Stock and the related accrued dividend shares of 4,427 as discussed below.

During the third quarter of 2007, DCT issued 560,734 shares of common stock resulting from the conversion of (i) $388,500 (3,885 shares) of Series A Stock and the related accrued dividend shares of 55,527 and 86,707 shares for payment of penalties associated with an in-effective SB-2 registration statement, and (ii) $30,000 (300 shares) of Series B Stock as discussed below.

During the third quarter of 2007, DCT repurchased 8,000,000 of its restricted common stock from its majority shareholder for $2,000,000 less related transaction fees. Of the $2,000,000 consideration, $500,000 was paid through the DCT’s newly established credit line with a commercial bank, and the remainder was financed through a $1,500,000 loan from Montage Capital, LLC a private investment group. See Note 10. Additionally, the DCT agreed that if its HD display business is sold to a certain party, specifically identified in the repurchase agreement, and receives stock of the buyer as consideration, then it will transfer a portion of that stock to the majority stockholder. To date, DCT has not sold its HD display business. DCT repurchased the 8,000,000 shares for the purpose of retiring the shares. DCT’s transfer agent subsequently cancelled the shares.

During the fourth quarter of 2007, DCT issued 970,000 shares of common stock resulting from the conversion of $970,000 (9,700 shares) of Series B Stock as discussed below.

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Series A 5% Cumulative Convertible Preferred Stock Activity

 During the second quarter of 2007, 265 shares of Series A Stock ($26,500) and the related accrued dividend shares of 4,427 were converted into shares of common stock.

During the third quarter of 2007, 3,885 shares of Series A Stock ($388,500) and the related accrued dividend shares of 55,527 were converted into shares of common stock.

Series A Stock Dividends

DCT’s Series A Stock records cumulative dividends at a rate of five percent per annum, payable semiannually on July 1 and January 1. Dividends are payable in cash, by accretion of the stated value or in shares of common stock. Subject to certain terms and conditions, the decision whether to accrete dividends to the stated value of the Series A Stock or to pay for dividends in cash or in shares of common stock, is at DCT’s discretion. To date, DCT has not paid any cash dividends. During the years ended December 31, 2007 and 2006, Series A Stock dividends were approximately $86,000 and $81,000, respectively, and recorded as a reconciling item adjusting reported net loss to net loss available to common stockholders.

Series B Convertible Preferred Stock Initial Issuance

On August 8, 2006, DCT completed a private placement with a group of accredited investors for the sale of 11,500 shares of DCT’s Series B Stock along with warrants, expiring three years from the date of issuance, to purchase additional shares of DCT’s stock. Pursuant to a registration rights agreement (as discussed below), DCT filed a Form SB-2 on October 11, 2006, with the Securities and Exchange Commission (“SEC”), to register the shares of common stock issuable upon conversion of the Series B Stock and upon exercise of the warrants. The SEC declared the SB-2 effective on January 18, 2007.

At the time of issuance, total common stock issuable upon conversions of underlying Series B Stock and related warrants follows:

Series B Stock (1)	1,150,000
Warrants issued to purchasers in private placement (2)	575,000
Warrants issued to placement agent in the private placement (2)	100,000
1,825,000

(1) Convertible at $1.00 per share, subject to anti-dilution provisions.
(2) Convertible at $1.50 per share, subject to anti-dilution provisions.

The Series B Stock was priced at $100 per share and DCT received proceeds of $1,150,000 less offering costs and expenses. Starboard Capital Markets, LLC, a NASD member firm, acted as placement agent in the sale for which it received $80,000 in commissions and 100,000 warrants to purchase shares of DCT's common stock at an exercise price equal to $1.50 per share. The fair value, under the Black-Scholes pricing model, of the 100,000 warrants issued to the placement agent was $26,000 and was charged to non-operating expense and credited to additional paid-in capital during the year ended December 31, 2006.

The material terms of the Series B Stock are as follows:

Series B Stock Conversion Rights. All or any portion of the stated value of the Series B Stock outstanding may be converted into common stock at anytime by the investors. The initial fixed conversion price of the Series B Stock is $1.00 per share ("Conversion Price"). The Conversion Price is subject to anti-dilution protection adjustments, on a full ratchet basis, until the date that is twelve months from the effective date of the Registration Statement required to be filed pursuant to the Registration Rights Agreement, upon DCT's issuance of additional shares of common stock, or securities convertible into common stock, at a price that is less than the then Conversion Price.

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Redemption. On August 7, 2009 ("Redemption Date"), all of the outstanding Series B Stock shall be redeemed for a per share redemption price equal to the stated value on the Redemption Date (“Redemption Price"). The Redemption Price is payable by DCT in cash or in shares of common stock at DCT's discretion and shall be paid within five trading days after the Redemption Date. In the event DCT elects to pay all or some of the Redemption Price in shares of common stock, the shares of common stock to be delivered to the Investors shall be valued at 85% of the fifteen-day volume weighted average price of the common stock on the Redemption Date.

Right to Compel Conversion. If, on any date after August 7, 2007, (A) the closing market price for a share of DCT’s common stock for ten consecutive trading days equals at least $4.00 (subject to adjustment for certain events), and (B) the average reported daily trading volume during such ten-day period equals or exceeds 100,000 shares, then DCT shall have the right, at its option, to convert all, but not less than all, of the outstanding shares of the Series B Stock at the Conversion Price provided that the Registration Statement shall be effective at all times during such 10-day period and during the 30-day notice period to the Investors.

Warrant Terms. The Warrants grant Investors the right to purchase up to an aggregate of 575,000 shares of common stock of DCT at an exercise price of $1.50 per share. The Warrants expire on August 7, 2009 and must be exercised by the payment of cash, except if there is no effective registration statement covering the resale of the shares of common stock underlying the Warrants, at which time an investor may exercise their Warrants on a cashless basis. The fair value, under the Black-Scholes pricing model, of the 575,000 warrants was $147,000 and was charged to non-operating expense and credited to additional paid-in capital during the year ended December 31, 2006.

Restrictions on Conversion of Series B Stock and Exercise of Warrants. No holder of the Series B Stock is entitled to receive shares upon conversion of the Series B Stock held by such holder if such receipt would cause such holder to be deemed to beneficially own in excess of 4.999% of the outstanding shares of DCT’s common stock on the date of issuance of such shares (this provision may be waived upon 61 days prior written notice to DCT). In addition, no individual holder is entitled to receive shares upon conversion of the Series B Stock if the transaction causes such holder to beneficially own in excess of 9.999% of the outstanding shares of DCT’s common stock on the date of issuance of such shares (this provision may be waived upon 61 days prior written notice to DCT).

None of the individual holders of the Series B warrants are entitled to exercise any warrant held by them, if the exercise causes the holder to beneficially own in excess of 4.999% of the outstanding shares of DCT’s common stock on the date of issuance of such shares.

Registration Rights. Pursuant to the terms of a Registration Rights Agreement between the investors and DCT, DCT was obligated to file a registration statement on Form SB-2 (which was filed on October 11, 2006) registering the resale of shares of DCT's common stock issuable upon conversion of the Series B Stock and exercise of the related warrants. DCT was required to file the registration statement within 60 days following August 8, 2006 and to have the registration statement declared effective by December 6, 2006, which is 120 days following August 8, 2006. If the registration statement was not timely filed, or declared effective within the timeframe described, or if the registration is suspended other than as permitted, in the Registration Rights Agreement, DCT will be obligated to pay each Investor a fee equal to one percent of such investor's purchase price of the Series B Stock for each 30 day period thereafter (pro rated for partial periods), that such registration conditions are not satisfied, up to a maximum of 12 months. See Note 10.

Right of First Refusal. Subject to certain conditions, DCT has granted the investors a right of first refusal, for a period of one year from the effective date of the registration statement required to be filed in connection with this transaction, to participate in any subsequent financing that DCT conducts.

Voting Rights. Holders of the Series B Stock shall have no voting rights. However, so long as any shares of Series B Stock are outstanding, DCT shall not, without the affirmative vote of the holders of a majority of the shares of the Series B Stock then outstanding, (a) alter or change adversely the powers, preferences or rights

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

given to the Series B Stock or alter or amend the Series B Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation senior to or otherwise PARI PASSU with the Series B Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the holders of the Series B Stock, (d) increase the authorized number of shares of the Series B Stock, or (e) enter into any agreement with respect to the foregoing.

Liquidation Preference. Upon any liquidation, dissolution or winding up of DCT, whether voluntary or involuntary, and subject to the rights of the holders of Series A Stock, the holders of the Series B Stock shall be entitled to receive out of the assets of DCT, whether such assets are capital or surplus, for each share of Series B Stock an amount equal to the stated value per share before any distribution or payment shall be made to the holders of any securities of DCT with rights junior to the Series B Stock. If the assets of DCT shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Stock shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Series B Convertible Preferred Stock Activity

During the third quarter of 2007, Series B Stock totaling 300 shares ($30,000) were converted into 30,000 shares of common stock.

During the third quarter of 2007, Series B Stock totaling 9,700 shares ($970,000) were converted into 970,000 shares of common stock.

Note 9 - Income Tax

Provision for income taxes for all periods presented represents the minimum franchise tax due, $800 per annum, in the State of California for each California entity of the consolidated entity and prior years franchise taxes paid in current periods. No provision for Hong Kong Profits Tax has been made for the periods presented as DCT and its subsidiaries operating in Hong Kong have no assessable profits during the years being reported.

DCT believes sufficient uncertainty exists regarding the realization of net operating loss carryforwards and other timing differences for the periods presented. Accordingly, a valuation allowance has been provided for the entire amount related thereto. The valuation allowance (decreased) increased by approximately $(1,421,000) and $286,000 during the years ended December 31, 2007 and 2006, respectively.

As of December 31, 2007 DCT has available net operating loss carryforwards for federal and state income tax purposes of approximately $22,000,000 and $14,500,000 which expire principally through 2027 and 2012, respectively. State net operating loss carryforwards are based on federal net operating losses, which are limited to certain percentages and carryover periods based on the year incurred. Pursuant to the Tax Reform Act of 1986, annual utilization of DCT’s net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period.

The following table reconciles the statutory rates to DCT’s effective rate:
	Year Ended December 31,
	2007	2006
U.S. and California statutory rate (%)	(43.8)	(43.8)
Change in valuation allowance	43.8	43.8
	—	—

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The net deferred income tax asset consisted of the following (in thousands):

	December 31,
	2007	2006
Deferred tax assets
Federal net operating loss carryforwards	$7,737	$7,791
State net operating loss carryforwards	1,278	1,746
Capitalized R&D Expenses	367	932
Tax credit carryforwards	374	708
	9,756	11,177
Less: valuation allowance	(9,756)	(11,177)
	—	—
Deferred tax liability
Excess tax over book depreciation	—	—

Net deferred income tax asset	$—	$—

DCT files  income tax returns in the United States federal jurisdiction and certain states in the United States and certain foreign jurisdictions.  With a few exceptions, DCT is no longer subject to U. S.  federal, state or non-U.S.  income tax examination by tax authorities on  tax returns filed before January 31, 2004.  DCT recently filed its U. S.  federal return for the years ended December 31, 2007. These U. S. federal returns are considered open tax years as of the date of these consolidated financial statements.  No tax returns are currently under examination by any tax authorities.

Note 10 - Commitments and Contingencies

Operating Leases

DCT is committed under various non-cancelable operating leases which extend through November 2011. As of December 31, 2007, future minimum rental commitments are as follows (in thousands):

Year Ending December 31,	Future Minimum Lease Payments
2008	$267
2009	1
2010	1
2011	—
Total	$269

Bank Line of Credit

During September 2007, DCT replaced its existing $2,500,000 line of credit at a commercial bank with a similar line of credit (“LOC”) at a different commercial bank. The new LOC initial maximum available credit was $2,000,000 and increased to $3,000,000 during December 2007. Borrowings under the LOC are limited to 80% of eligible accounts receivable and 40% of eligible inventory, as defined in the LOC agreement. The LOC bears an annual interest rate of prime (7.25% at December 31, 2007) plus 1.25% for advances drawn against accounts receivables and prime plus 2.25% for advances drawn against inventory. Interest payments are due monthly and all unpaid interest and principal is due in full on September 13, 2009. Upon certain events of default, the default variable interest rate increases to prime plus 5%. As of December 31, 2007, DCT had unused borrowing capacity of $160,000 on its LOC.

As of December 31, 2007, DCT was in compliance with all LOC debt covenants.

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Long-Term Loan

On September 27, 2007 DCT entered into a $1,500,000 term loan agreement ("Loan Agreement") with Montage Capital, LLC ("Lender") in an arm’s length transaction. DCT received $1,500,000, less closing costs, and was restricted under the Loan Agreement, to use the funds for repurchasing shares of DCT's common stock as previously discussed at Note 8. DCT granted the Lender a continuing security interest, and pledged to the Lender, all of its assets to secure payment and performance of its obligations under the Loan Agreement. The Loan Agreement and the security interest are subordinate to DCT’s LOC.

The Loan Agreement bears an annual interest rate of 15% with interest-only payments due monthly starting from initial funding through October 31, 2007. Thereafter, principal of $100,000 per month plus accrued interest is due at the end of each month through the loan’s maturity date of November 30, 2008. The remaining principal balance and accrued interest is due on the maturity date. If DCT sells any assets outside the ordinary course of business and receives cash proceeds from such sale, the Lender must be paid 20% of such proceeds as pre-payment of the outstanding principal.

The Lender has the right to declare all of the amounts due under the Loan Agreement immediately due and payable for any of the following reasons:

•	DCT fails to make any payment of principal or interest on its due date, or pay any other amount due to the Lender within ten days after such amount is due and payable;

•	DCT fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in the Loan Agreement subject to, in some cases, a ten-day grace period;

•	DCT or any person acting on behalf of DCT makes any warranty, representation, or other statement that is incorrect in any material respect when made;

•
A default or event of default occurs under any agreement to which DCT is a party or by which it is bound, including DCT’s LOC (as discussed above) (i) resulting in a right by the other party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in excess of $50,000 or (ii) the occurrence of a material adverse effect. A material adverse effect is defined as a change in DCT’s business, prospects, operations, results of operations, assets, liabilities, or financial or other condition, (ii) the material impairment of the prospect of repayment of any portion of the amounts due the Lender by DCT, or (iii) a material adverse change in the value of the collateral securing the amounts due under the Loan Agreement;

•	Any portion of DCT’s assets is attached, seized, or levied upon, or a judgment for more than $50,000 is awarded against DCT and is not stayed within ten days;

•	If DCT dissolves or begins a bankruptcy or other insolvency proceeding; or

•	A bankruptcy or other insolvency proceeding is begun against DCT and is not dismissed or stayed within sixty days.

In connection with the Loan Agreement, DCT issued warrants (“Loan Warrants”) to purchase up to 650,000 shares of DCT’s common stock at an initial exercise price of $0.60 per share. The Loan Warrants vested immediately and expire September 2012. Subsequent to the initial funding of the Loan Agreement, the warrant holders may require DCT to purchase the warrant for a maximum of $250,000. And if any amount remains outstanding under the Loan Agreement after March 31, 2008, the warrant repurchase price increases to a maximum of $350,000.

Under the Black-Scholes pricing model, the fair value of the Loan Warrant on the issuance date was $399,000. Because the warrants were immediately redeemable for $250,000 cash at the warrant holder’s request, DCT accounted for the $250,000 warrant redemption value as a current liability and the $149,000 excess fair value

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

over the warrant redemption value as additional paid-in capital. DCT will accrete the entire $399,000 debt discount to interest expense over the life of the Loan Agreement. DCT recorded interest expense for the year ended December 31, 2007 of $88,000 in connection with the Loan Warrants.

Future annual repayment obligations as of December 31, 2007 were as follows (in thousands):

Principal payments due less than 12 months	$1,300
Loan Warrants redemption value	250
Total obligations	1,550
Less: unamortized debt discount	(311)
$1,239

DCT calculated the initial fair value of all its warrants under the Black-Scholes pricing model with the following assumptions: contractual term of five years, 5.3% risk-free interest rate, expected volatility of 90% and expected dividend yield of 0%.

The Loan Warrant includes registration rights that require DCT to file a registration statement with the Securities and Exchange Commission (the "SEC") registering the shares of common stock underlying the Loan Warrant within 120 days after the issue date and to have such registration statement declared effective within 165 days after the issue date. For any 30 day period during which the registration obligations are unfulfilled, the Lender may acquire an additional 27,500 shares under the Loan Warrant. DCT accounts for the Loan Warrant registrations rights under EITF-00-19-2, Accounting for Registration Payment Arrangements (“EITF-00-19-2”). EITF-00-19-2 requires the contingent liability under the registration payment arrangement to be included in the allocation of proceeds from the related debt financing transaction if payment is probable and can be reasonably estimated at inception. In management’s opinion, payment of the Loan Warrant registrations rights contingent liability is not probable, and therefore, not reflected in DCT’s financials statements as of December 31, 2007. DCT will continue to evaluate the registration rights contingent liability and the probability of the occurrence of payment under the registration rights at each reporting period to determine if the liability should be reflected in DCT's financial statements.

Upon the occurrence of an event of default under the Loan Agreement, the Lender may acquire 13,750 shares under the Loan Warrant on the date of such occurrence and an additional 13,750 shares on the first day of each 30 day period after such event of default until all amounts under the Loan Agreement have been paid in full.

The Loan Warrant provides for weighted average anti-dilution price adjustments if DCT issues common stock (or securities convertible into common stock) for consideration less than the then-effective exercise price; provided that if DCT sells or issues its equity securities within one year after the issue date in an offering in which DCT receives gross proceeds of at least $1,000,000 (“Equity Event”), then, at the option of the Lender, the shares into which the Loan Warrant is convertible will be of the type and series of stock issued in the Equity Event, the exercise price shall be equal to the price per share paid in the Equity Event, and the Lender shall have the rights given to the purchasers in the Equity Event.

Employment Agreements

DCT maintains employment agreements with its executive officers which, as of December 31, 2007, extend through 2008. The agreements provide for a base salary, annual bonus to be determined by the Board of Directors, termination payments, stock options, non-competition provisions, and other terms and conditions of employment. In addition, DCT maintains employment agreements with other key employees with similar terms and conditions. As of December 31, 2007 termination payments totaling $329,000 remain in effect. The employment agreements were extended subsequent to December 31, 2007. See Note 13.

Consulting Agreement

Effective on January 1, 2008, DCT extended is existing Investor Relations Consulting Agreement for one additional year. Under the extended contract, DCT agreed to pay the consultant (i) $5,000 per month for 12

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

months, and (ii) 110,000 warrants with an exercise price of $0.65 per share, expiring in three years from the vesting date. The warrants vest as follows: (i) 50% upon signing the agreement, (ii) 25% on June 30, 2008, and (iii) 25% on September 30, 2008. The warrants will not be registered under federal or state securities laws.

Preferred Stock Registration Rights Agreement

In connection with the issuance of Series A Stock and Series B Stock, DCT executed registration rights agreements with the purchasers thereof under which DCT agreed to register the common shares underlying the Series A Stock and related warrants. The registration rights agreements provide for liquidated damages in the event the registration statement is not maintained continuously effective. DCT did not meet the stipulated requirements and as such accrued $7,000 and $155,000, included in general and administrative expense, for liquidated damages during the years ended December 31, 2007 and 2006, respectively.

Litigation, Claims and Assessments

DCT experiences routine litigation in the normal course of its business and does not believe that any pending litigation will have a material adverse effect on DCT's financial condition, results of operations or cash flows.

Note 11 - Employee Benefits

DCT has a 401(k) plan for employees who are at least 21 years of age and have completed a minimum of 1,000 hours of service. Under the terms of the plan, employees may make voluntary contributions as a percent of compensation, but not in excess of the maximum amounts allowed under the Internal Revenue Code. DCT matches employee contributions up to 1.5% of base salary. DCT contributions totaled $40,000 and $38,000 for the years ended December 31, 2007 and 2006, respectively.

Note 12 - Segment and Geographic Information

Segment Information

DCT operates in one segment, the design, development and delivery of various imaging technology solutions, most notably scanners, as defined by SFAS 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”).

Geographic Information

During the years ended December 31, 2007 and 2006, DCT recorded net sales throughout the U.S., Asia and Europe as determined by the final destination of the product. The following table summarizes total net sales attributable to significant countries (in thousands):

	Year Ended December 31,
	2007	2006
U.S.	$14,367	$11,677
Asia	611	405
Europe and other	45	387
	$15,023	$12,469

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Presented below is information regarding identifiable assets, classified by operations located in the U.S., Europe and Asia (in thousands):

	December 31,
	2007	2006
U.S.	$5,574	$4,986
Asia	110	84
Europe and other	109	59
	$5,793	$5,129

Assets located in Asia relate to tooling equipment required to manufacture DCT’s product. Assets located in Europe relate to DCT’s field service, sales, distribution and inventory management in the Netherlands.

Note 13 - Subsequent Events

Employment Agreements

DCT entered into addendums to extended existing employment agreements with certain of its executive officers and other key employees. The addendums (i) extend the initial term of each of the employment agreements for an additional six months from thirty-six months to forty-two months commencing April 26, 2005, and (ii) provide for increases to base salaries effective January 1, 2008. The remaining terms and conditions of the original employment agreements remain unchanged. As of the date of this report, termination payment totaling $507,000 remain in effect.

Common Stock Transactions

During January 2008, DCT cancelled 750,000 shares of its common stock (of which 500,000 shares were never released from escrow) as a result of terminating its HD display related research and development efforts. The shares were originally issued in anticipation of reaching research and development milestones and conditions. However, the milestones and performance criteria were not met before the project was terminated.

Stock Option Exercises

During January 2008, DCT issued 1,050,000 shares of common stock upon the exercise of stock options by DCT’s principal officers. Of the options exercised, 350,000 shares were completed through a cashless exercise.

During February 2008, DCT issued 396,000 shares of common stock upon the exercise of stock options by DCT’s key employees and consultants. Of the options exercised, 296,000 shares were completed through a cashless exercise.

Majority Stockholder

As of December 31, 2007, Syscan Imaging Limited (“SIL”) beneficially owned 50.4% of our outstanding common stock. During February 2008, as a result of the aforementioned employee stock option exercises, SIL’s beneficial ownership percentage decreased to 49.2%.

DOCUMENT CAPTURE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Executive Management Changes

Mr. Darwin Hu, DCT’s Chairman of the Board, President and Chief Executive Officer resigned as President and Chief Executive Officer effective March 1, 2008. Mr. Hu will continue as the Chairman of DCT’s Board of Directors.

On February 26, 2008, Mr. David Clark, DCT’s current Chief Investment Officer, was elected DCT’s Chief Executive Officer effective March 1, 2008 and Mr. William Hawkins, DCT’s current Chief Operating Officer, was elected DCT’s President effective March 1, 2008.

In connection with his new role as DCT’s Chief Executive Officer, Mr. Clark resigned his position of Chief Investment Officer effective March 1, 2008. Mr. Hawkins will continue his role as DCT’s Chief Operating Officer.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

Until 90 days after the commencement of the offering, all dealers that buy, sell or trade shares, whether or not participating in this offering, may be required to deliver a prospectus.  This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Document Capture Technologies, Inc.

825,000 Shares of Common Stock

PROSPECTUS

May 1, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director’s fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that we may, in our discretion,

• indemnify our directors, officers, employees and agents and persons serving in such capacities in other business enterprises at our request, to the fullest extent permitted by Delaware law, and

• advance expenses, as incurred, to our directors and officers in connection with defending a proceeding.

We may enter into indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the bylaws as well as certain additional procedural protections.

The indemnification provisions in the bylaws and the indemnification agreements which we may enter into with our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$66.40
Printing and Engraving Expenses	200
Accounting Fees and Expenses	14,000
Legal Fees and Expenses	18,000
Blue Sky Qualification Fees and Expenses	-0-
Miscellaneous	1,000.60
TOTAL	$33,267.00

Item 26. Recent Sales of Unregistered Securities.

In the last three years, we sold the following unregistered securities:

On April 26, 2005 and March 30, 2006, we granted non-qualified options to purchase up to a total of 3,700,000 and 300,000 shares of common stock, respectively, to certain of our officers, directors, employees and consultants. The options are exercisable for a period of seven years from the date of grant at an exercise price of $0.01 per share. One-third of the options vested upon grant, one-third vested on April 3, 2006 and one-third vested on April 2, 2007. During April 2007, pursuant to a net cashless exercise provision, we issued 100,000 of the shares underlying the options to each of Darwin Hu, William Hawkins and David Clark, respectively. During January 2008, DCT issued 1,050,000 shares of common stock upon the exercise of stock options by DCT’s principal officers. Of the options exercised, 350,000 shares were completed through a cashless exercise. During February 2008, DCT issued 396,000 shares of common stock upon the exercise of stock options by DCT’s key employees and consultants. Of the options exercised, 296,000 shares were completed through a cashless exercise. As of April 29, 2008, there remain 2,391,165 shares reserved for issuance in connection with such non-qualified options.

On October 24, 2005, we issued an aggregate of 500,000 shares of our common stock to the former shareholders of Nanodisplay, Inc., a California corporation, in connection with an Agreement and Plan of Merger and Reorganization by and among us, Nano Acquisition Corp. (our wholly-owned subsidiary), Nanodisplay, Inc. and the shareholders of Nanodisplay, Inc., pursuant to which we acquired all of the issued and outstanding capital stock of Nanodisplay, Inc. During January 2008, DCT cancelled such 500,000 shares of common stock as a result of terminating its HD display related research and development efforts. The shares were originally issued in anticipation of reaching research and development milestones and conditions. However, the milestones and performance criteria were not met before the project was terminated.

On October 6, 2005, we issued 125,000 restricted shares to FG Management Inc. (“FGM”) for public/investor relations services. Subsequently, on August 24, 2006, we entered into a certain letter agreement with FGM, pursuant to the terms of which FGM agreed to the cancellation of such shares. As of the date hereof, we have placed a stop order on the books of our transfer agent with respect to such shares, which will be cancelled immediately upon our receipt of the certificate representing the shares from FGM.

During the period from July 1, 2005 through September 30, 2005, we issued an aggregate of 99,996 restricted shares to Investor Relations Group for public/investor relations services.

On March 15, 2005, we sold $1,865,000 of our Series A Convertible Preferred Stock. Starboard Capital Markets, LLC, a Financial Industry Regulatory Authority (“FINRA”) member firm, acted as placement agent in the sale of the Preferred Stock, for which it received $186,500 in commissions and 186,500 warrants to purchase shares of our common stock, par value $.001 per share at an exercise price equal $1.00 per share.

In connection with the financing, we also issued to the purchasers common stock purchase warrants to purchase up to an aggregate of 932,500 shares of our Common Stock at an exercise price of $2.00 per share. The Warrants are exercisable for a period of five years from the date of issuance. We have agreed, pursuant to a registration rights agreement, to register the shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants with the Securities and Exchange Commission.

On May 18, 2006, we granted options to purchase up to a total of 660,000 shares of common stock to our officers, directors and employees pursuant to our 2002 Amended and Restated Stock Option Plan. The options are exercisable for a period of ten years from the date of grant at an exercise price of $1.01 per share. One-fourth of the options granted vest on the first anniversary, one-fourth of the options granted vest on the second anniversary, one-fourth of the options granted vest on the third anniversary and one-fourth of the options vest on the fourth anniversary.

On May 16, 2006, we granted options to purchase up to a total of 230,000 shares of common stock to our officers, directors and employees pursuant to our 2002 Amended and Restated Stock Option Plan. The options are exercisable for a period of ten years from the date of grant at an exercise price of $0.65 per share. One-fourth of the options granted vest on the first anniversary, one-fourth of the options granted vest on the second anniversary, one-fourth of the options granted vest on the third anniversary and one-fourth of the options vest on the fourth anniversary.

On August 8, 2006, we sold $1,150,000 of our Series B Convertible Preferred Stock. Starboard Capital Markets, LLC, an FINRA member firm, acted as placement agent in the sale of the Preferred Stock, for which it received $80,000 in commissions and 100,000 warrants to purchase shares of our common stock, par value $.001 per share at an exercise price equal $1.50 per share.

In connection with the financing, we also issued to the purchasers common stock purchase warrants to purchase up to an aggregate of 575,000 shares of our Common Stock at an exercise price of $1.50 per share. The Warrants are exercisable for a period of three years from the date of issuance. We have agreed, pursuant to a registration rights agreement, to register the shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants with the Securities and Exchange Commission.

On March 28, 2007, we granted options to purchase up to a total of 2,310,000 and 646,000 shares of common stock to our officers, directors and employees pursuant to our 2002 Amended and Restated Stock Option Plan and 2006 Stock Option Plan, respectively. The options are exercisable for a period of ten years from the date of grant at an exercise price of $0.70 per share. Under our 2002 Amended and Restated Stock Option Plan, one-fourth of the options granted vest on the first anniversary, one-fourth of the options granted vest on the second anniversary, one-fourth of the options granted vest on the third anniversary and one-fourth of the options vest on the fourth anniversary. Under our 2006 Stock Option Plan, one-third of the options vested upon grant, one-third of the options granted vest on the first anniversary and one-third of the options granted vest on the second anniversary.

On September 27, 2007, we and our wholly-owned subsidiary, SI, entered into a loan agreement (“Loan Agreement”) with Montage Capital, LLC (“Lender”). In connection with the Loan Agreement, we issued the Lender a warrant to purchase up to 325,000 shares of the Company’s common stock at an initial exercise price of $0.60 per share (“Montage Warrant”). In addition, at the Lender’s direction, a warrant to purchase up to 325,000 shares of the Company’s common stock with the same terms as the Montage Warrant was issued to North Atlantic Resources Limited (“North Atlantic”), who is also a participant in the Loan Agreement.

On November 1, 2007, we granted non-qualified options to purchase up to a total of 150,000 shares of common stock to our CFO. The options are exercisable for a period of seven years from the date of grant at an exercise price of $0.60 per share. All options vest on November 1, 2008.

Other than as specifically set forth above, all of the above offerings and sales were deemed to be exempt under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. In each instance, the offerings and sales were made to a limited number of persons, who were either (i) accredited investors, (ii) business associates of ours, (iii) our employees, or (iv)our executive officers or directors. In addition, the transfer of such securities was restricted by us in accordance with the requirements of the Securities Act. With respect to the issuances to accredited investors, in addition to representations by them, we have made independent determinations that they were accredited or sophisticated investors, capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. With respect to our business associates, employees and executive officers or directors, in addition to representations by them, they were provided with detailed information and had access to all material information about us, and we have made independent determinations that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our filings with the Securities and Exchange Commission.

Item 27. Exhibits

The following exhibits are filed with this registration statement.

Exhibit Number	Description of Exhibit	Method of Filing
2.1	Share Exchange Agreement by and among Bankengine Technologies, Inc., Michael Xirinachs, Syscan Inc. and Syscan Imaging Limited	Incorporated by reference to Exhibit 99.1 to Form 8-K as filed April 19, 2004
3.1	Certificate of Incorporation, dated February 15, 2002	Incorporated by reference to Exhibit 3.1 to Form 10-KSB as filed March 31, 2005
3.2	Certificate of Amendment to the Company's Certificate of Incorporation dated March 19, 2004	Incorporated by reference to Exhibit 3.2 to Form 10-KSB as filed March 31, 2005
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Stock as filed with the Secretary of State of the State of Delaware on March 15, 2005	Incorporated by reference to Exhibit 10.4 to Form 8-K as filed March 21, 2005
3.4	Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.4 to Form 10-KSB as filed March 31, 2005
3.5	Certificate of Amendment to the Company's Certificate of Incorporation dated June 23, 2006	Incorporated by reference to Exhibit 3.5 to Form 10-QSB as filed August 21, 2006
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series B Stock as filed with the Secretary of State of the State of Delaware on June 10, 2006	Incorporated by reference to Exhibit 10.4 to Form 8-K as filed August 14, 2006

5.1	Opinion of Richardson & Patel, LLP	Previously filed and incorporated by reference herein to Exhibit 5.1 to Registration Statement of Form SB-2 dated June 25, 2007
10.1	Form of Series A Convertible Preferred Stock and Common Stock Warrant Purchase Agreement entered into by and between the Company and the purchasers	Incorporated by reference to Exhibit 10.1 to Form 8-K as filed March 21, 2005
10.2	Form of Common Stock Purchase Warrant	Incorporated by reference to Exhibit 10.2 to Form 8-K as filed March 21, 2005
10.3	Form of Registration Rights Agreement	Incorporated by reference to Exhibit 10.3 to Form 8-K as filed March 21, 2005
10.4	Form of Series B Convertible Preferred Stock and Common Stock Warrant Purchase Agreement entered into by and between the Company and the purchasers	Incorporated by reference to Exhibit 10.1 to Form 8-K as filed August 14, 2006
10.5	Form of Common Stock Purchase Warrant	Incorporated by reference to Exhibit 10.2 to Form 8-K as filed August 14, 2006
10.6	Form of Registration Rights Agreement	Incorporated by reference to Exhibit 10.3 to Form 8-K as filed August 14, 2006
10.7	2002 Amended and Restated Stock Option Plan	Incorporated by reference to Exhibit 10.4 to Form 10-KSB as filed March 31, 2005
10.8	2006 Stock Option Plan	Incorporated by reference to Exhibit 10.8 to Form 10-QSB as filed August 21, 2006
10.9	Employment Agreement entered between the Company and Darwin Hu dated April 26, 2005	Incorporated by reference to Exhibit 10.5 to Form 8-K as filed May 2, 2005
10.10	Employment Agreement entered between the Company and William Hawkins dated April 26, 2005	Incorporated by reference to Exhibit 10.6 to Form 8-K as filed May 2, 2005
10.11	Employment Agreement entered between the Company and David P. Clark dated April 26, 2005	Incorporated by reference to Exhibit 10.7 to Form 8-K as filed May 2, 2005
10.12	Addendum to Employment Agreement entered between the Company and Darwin Hu dated January 18, 2008	Incorporated by reference to Exhibit 10.1 to Form 8-K as filed January 23, 2008

Exhibit Number	Description of Exhibit	Method of Filing
10.13	Addendum to Employment Agreement entered between the Company and William Hawkins dated January 18, 2008	Incorporated by reference to Exhibit 10.2 to Form 8-K das filed January 23, 2008
10.14	Addendum to Employment Agreement entered between the Company and David P. Clark dated January 18, 2008	Incorporated by reference to Exhibit 10.3 to Form 8-K as filed January 23, 2008
10.15	Employment Agreement entered between the Company and M. Carolyn Ellis dated November 1, 2007	Incorporated by reference to exhibit 99.1 to Form 8-K dated November 7, 2007
10.16	Incentive Stock Option Agreement between the Company and Darwin Hu dated March 30, 2007	Incorporated by reference to exhibit 10.6 to Form SB-2 dated January 17, 2008
10.17	Incentive Stock Option Agreement between the Company and Darwin Hu dated March 30, 2007	Incorporated by reference to exhibit 10.7 to Form SB-2 dated January 17, 2008
10.18	Incentive Stock Option Agreement between the Company and William M. Hawkins dated March 30, 2007	Incorporated by reference to exhibit 10.8 to Form SB-2 dated January 17, 2008
10.19	Incentive Stock Option Agreement between the Company and David P. Clark dated March 30, 2007	Incorporated by reference to exhibit 10.9 to Form SB-2 dated January 17, 2008
10.20	Incentive Stock Option Agreement between the Company and David P. Clark dated March 30, 2007	Incorporated by reference to exhibit 10.10 Form SB-2 dated January 17, 2008
10.21	Incentive Stock Option Agreement between the Company and M. Carolyn Ellis dated November 1, 2007	Incorporated by reference to exhibit 99.2 to Form 8-K dated November 7, 2007
10.22	Loan and Security Agreement by and among Silicon Valley Bank, the Company and Syscan Inc. dated September 13, 2007	Incorporated by reference to exhibit 10.1 to Form 8-K dated September 19, 2007
10.23	Cross Corporate Continuing Guarantee by the Company and Syscan Inc. in favor of Silicon Valley Bank dated September 13, 2007	Incorporated by reference to exhibit 10.2 to Form 8-K dated September 19, 2007
10.24	Shares Buy-back Agreement between the Company and Syscan Imaging Limited	Incorporated by reference to exhibit 10.1 to Form 10-QSB dated November 14, 2007
10.25	Loan Agreement entered into by and between the Company and Montage Capital, LLC on September 27, 2007	Incorporated by reference to exhibit 10.2 to Form 10-QSB dated November 14, 2007
10.26	Warrant to Purchase Stock to Montage Capital, LLC	Incorporated by reference to exhibit 10.3 to Form 10-QSB dated November 14, 2007

10.27	Warrant to Purchase Stock to North Atlantic Resources Limited	Incorporated by reference to exhibit 10.4 to Form 10-QSB dated November 14, 2007
10.28	Lease Agreement by and between the Company and Airport II Property Management, LLC dated August 9, 2006	Incorporated by reference to Exhibit 10.12 to Form 10-KSB dated April 3, 2007
10.29	Addendum to Employment Agreement dated February 29, 2008 by and between the Document Capture Technologies, Inc. and Darwin Hu	Incorporated by reference to Exhibit 10.1 to form 8-K as filed March 3, 2008
10.30	Addendum to Employment Agreement dated February 29, 2008 by and between the Document Capture Technologies, Inc. and William Hawkins	Incorporated by reference to Exhibit 10.2 to form 8-K as filed March 3, 2008
10.31	Addendum to Employment Agreement dated February 29, 2008 by and between the Document Capture Technologies, Inc. and David Clark	Incorporated by reference to Exhibit 10.3 to form 8-K as filed March 3, 2008
14.1	Code of Ethics adopted by the Company's Board of Directors as amended February 2008	Incorporated by reference to Exhibit 14.1 to form 8-K as filed March 3, 2008
21	List of Subsidiaries	Incorporated by reference to Exhibit 21 to Form 10-KSB as filed March 5, 2008
23.1	Consent of Richardson & Patel, LLP	Contained in Exhibit 5.1
23.2	Consent of Clancy and Co., P.L.L.C.	Filed herewith

Item 28. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Post Effective Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, in the City of San Jose, State of California on May 1, 2008.

DOCUMENT CAPTURE TECHNOLOGIES, INC.

By:	/s/ David Clark
Name: David Clark
Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates stated.

Person	Capacity	Date

/s/ David Clark	Chief Executive Officer and	May 1, 2008
David Clark	Director (Principal Executive Officer)

/s/ William Hawkins	Chief Operating Officer,	May 1, 2008
William Hawkins	President, Secretary and Director

/s/ M. Carolyn Ellis	Chief Financial Officer	May 1, 2008
M. Carolyn Ellis	(Principal Accounting Officer)

/s/ Lawrence Liang	Director	May 1, 2008
Lawrence Liang

Exhibit Index

The following exhibits are filed with this registration statement.

Exhibit Number	Description of Exhibit	Method of Filing
2.1	Share Exchange Agreement by and among Bankengine Technologies, Inc., Michael Xirinachs, Syscan Inc. and Syscan Imaging Limited	Incorporated by reference to Exhibit 99.1 to Form 8-K as filed April 19, 2004
3.1	Certificate of Incorporation, dated February 15, 2002	Incorporated by reference to Exhibit 3.1 to Form 10-KSB as filed March 31, 2005
3.2	Certificate of Amendment to the Company's Certificate of Incorporation dated March 19, 2004	Incorporated by reference to Exhibit 3.2 to Form 10-KSB as filed March 31, 2005
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Stock as filed with the Secretary of State of the State of Delaware on March 15, 2005	Incorporated by reference to Exhibit 10.4 to Form 8-K as filed March 21, 2005
3.4	Amended and Restated Bylaws	Incorporated by reference to Exhibit 3.4 to Form 10-KSB as filed March 31, 2005
3.5	Certificate of Amendment to the Company's Certificate of Incorporation dated June 23, 2006	Incorporated by reference to Exhibit 3.5 to Form 10-QSB as filed August 21, 2006
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series B Stock as filed with the Secretary of State of the State of Delaware on June 10, 2006	Incorporated by reference to Exhibit 10.4 to Form 8-K as filed August 14, 2006
5.1	Opinion of Richardson & Patel, LLP	Previously filed and incorporated by reference herein to Exhibit 5.1 to Registration Statement of Form SB-2 dated June 25, 2007
10.1	Form of Series A Convertible Preferred Stock and Common Stock Warrant Purchase Agreement entered into by and between the Company and the purchasers	Incorporated by reference to Exhibit 10.1 to Form 8-K as filed March 21, 2005
10.2	Form of Common Stock Purchase Warrant	Incorporated by reference to Exhibit 10.2 to Form 8-K as filed March 21, 2005
10.3	Form of Registration Rights Agreement	Incorporated by reference to Exhibit 10.3 to Form 8-K as filed March 21, 2005
10.4	Form of Series B Convertible Preferred Stock and Common Stock Warrant Purchase Agreement entered into by and between the Company and the purchasers	Incorporated by reference to Exhibit 10.1 to Form 8-K as filed August 14, 2006
10.5	Form of Common Stock Purchase Warrant	Incorporated by reference to Exhibit 10.2 to Form 8-K as filed August 14, 2006
10.6	Form of Registration Rights Agreement	Incorporated by reference to Exhibit 10.3 to Form 8-K as filed August 14, 2006
10.7	2002 Amended and Restated Stock Option Plan	Incorporated by reference to Exhibit 10.4 to Form 10-KSB as filed March 31, 2005
10.8	2006 Stock Option Plan	Incorporated by reference to Exhibit 10.8 to Form 10-QSB as filed August 21, 2006
10.9	Employment Agreement entered between the Company and Darwin Hu dated April 26, 2005	Incorporated by reference to Exhibit 10.5 to Form 8-K as filed May 2, 2005
10.10	Employment Agreement entered between the Company and William Hawkins dated April 26, 2005	Incorporated by reference to Exhibit 10.6 to Form 8-K as filed May 2, 2005

10.11	Employment Agreement entered between the Company and David P. Clark dated April 26, 2005	Incorporated by reference to Exhibit 10.7 to Form 8-K as filed May 2, 2005
10.12	Addendum to Employment Agreement entered between the Company and Darwin Hu dated January 18, 2008	Incorporated by reference to Exhibit 10.1 to Form 8-K as filed January 23, 2008
10.13	Addendum to Employment Agreement entered between the Company and William Hawkins dated January 18, 2008	Incorporated by reference to Exhibit 10.2 to Form 8-K das filed January 23, 2008
10.14	Addendum to Employment Agreement entered between the Company and David P. Clark dated January 18, 2008	Incorporated by reference to Exhibit 10.3 to Form 8-K as filed January 23, 2008
10.15	Employment Agreement entered between the Company and M. Carolyn Ellis dated November 1, 2007	Incorporated by reference to exhibit 99.1 to Form 8-K dated November 7, 2007
10.16	Incentive Stock Option Agreement between the Company and Darwin Hu dated March 30, 2007	Incorporated by reference to exhibit 10.6 to Form SB-2 dated January 17, 2008
10.17	Incentive Stock Option Agreement between the Company and Darwin Hu dated March 30, 2007	Incorporated by reference to exhibit 10.7 to Form SB-2 dated January 17, 2008
10.18	Incentive Stock Option Agreement between the Company and William M. Hawkins dated March 30, 2007	Incorporated by reference to exhibit 10.8 to Form SB-2 dated January 17, 2008
10.19	Incentive Stock Option Agreement between the Company and David P. Clark dated March 30, 2007	Incorporated by reference to exhibit 10.9 to Form SB-2 dated January 17, 2008
10.20	Incentive Stock Option Agreement between the Company and David P. Clark dated March 30, 2007	Incorporated by reference to exhibit 10.10 Form SB-2 dated January 17, 2008

Exhibit Number	Description of Exhibit	Method of Filing
10.21	Incentive Stock Option Agreement between the Company and M. Carolyn Ellis dated November 1, 2007	Incorporated by reference to exhibit 99.2 to Form 8-K dated November 7, 2007
10.22	Loan and Security Agreement by and among Silicon Valley Bank, the Company and Syscan Inc. dated September 13, 2007	Incorporated by reference to exhibit 10.1 to Form 8-K dated September 19, 2007
10.23	Cross Corporate Continuing Guarantee by the Company and Syscan Inc. in favor of Silicon Valley Bank dated September 13, 2007	Incorporated by reference to exhibit 10.2 to Form 8-K dated September 19, 2007
10.24	Shares Buy-back Agreement between the Company and Syscan Imaging Limited	Incorporated by reference to exhibit 10.1 to Form 10-QSB dated November 14, 2007
10.25	Loan Agreement entered into by and between the Company and Montage Capital, LLC on September 27, 2007	Incorporated by reference to exhibit 10.2 to Form 10-QSB dated November 14, 2007
10.26	Warrant to Purchase Stock to Montage Capital, LLC	Incorporated by reference to exhibit 10.3 to Form 10-QSB dated November 14, 2007
10.27	Warrant to Purchase Stock to North Atlantic Resources Limited	Incorporated by reference to exhibit 10.4 to Form 10-QSB dated November 14, 2007
10.28	Lease Agreement by and between the Company and Airport II Property Management, LLC dated August 9, 2006	Incorporated by reference to Exhibit 10.12 to Form 10-KSB dated April 3, 2007
10.29	Addendum to Employment Agreement dated February 29, 2008 by and between the Document Capture Technologies, Inc. and Darwin Hu	Incorporated by reference to Exhibit 10.1 to form 8-K as filed March 3, 2008
10.30	Addendum to Employment Agreement dated February 29, 2008 by and between the Document Capture Technologies, Inc. and William Hawkins	Incorporated by reference to Exhibit 10.2 to form 8-K as filed March 3, 2008
10.31	Addendum to Employment Agreement dated February 29, 2008 by and between the Document Capture Technologies, Inc. and David Clark	Incorporated by reference to Exhibit 10.3 to form 8-K as filed March 3, 2008
14.1	Code of Ethics adopted by the Company's Board of Directors as amended February 2008	Incorporated by reference to Exhibit 14.1 to form 8-K as filed March 3, 2008
21	List of Subsidiaries	Incorporated by reference to Exhibit 21 to Form 10-KSB as filed March 5, 2008
23.1	Consent of Richardson & Patel, LLP	Contained in Exhibit 5.1
23.2	Consent of Clancy and Co., P.L.L.C.	Filed herewith